UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under Rule 14a-12

WAITR HOLDINGS INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

214 Jefferson Street, Suite 200
Lafayette, Louisiana 70501
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 23, 2022
Dear Waitr Holdings Inc. Stockholder:
NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Waitr Holdings Inc. (the “Company”), a Delaware corporation, will be held via live webcast on Thursday, June 23, 2022 at 10:00 a.m. EDT. To participate in the Annual Meeting, visit https://www.viewproxy.com/waitrapp/2022 to register in advance of the meeting. You may enter the Annual Meeting as early as 9:45 a.m. EDT on June 23, 2022 using the unique join link and password provided in the confirmation email you receive after registering. If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to participate in the Annual Meeting, as described in the Proxy Statement.
The Annual Meeting is for the following purposes, as proposed by our Board of Directors:
1.
To elect Steven L. Scheinthal and Charles Holzer as Class I directors, to serve until the 2025 Annual Meeting of Stockholders or until their successors shall have been duly elected and qualified or until their earlier resignation, death or removal;

2.
To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of Company common stock at a ratio between one-for-four (1:4) and one-for-fifteen (1:15), without reducing the authorized number of shares of Company common stock, if and when determined by the Company’s Board of Directors in its sole discretion;

3.
To approve an amendment and restatement of the Waitr Holdings Inc. Amended and Restated 2018 Omnibus Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder;

4.
To approve, by advisory vote, the compensation of our named executive officers (“say-on-pay”);

5.
To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

6.
To adjourn the annual meeting to a later date or dates, if we determine that additional time is necessary to solicit additional proxies for any proposal; and

7.
To transact such other business as may properly be raised at the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 27, 2022 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and to submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received printed proxy materials, on the enclosed Proxy Card.
By Order of the Board of Directors,
/s/ Carl A. Grimstad Carl A. Grimstad Chairman and Chief Executive Officer
Lafayette, Louisiana
May 9, 2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 23, 2022:
The Proxy Statement and the 2021 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2021, are available at https://www.viewproxy.com/waitrapp/2022. We expect the proxy materials to be mailed and/or made available to each stockholder entitled to vote on or before May 9, 2022.

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING OF STOCKHOLDERS	1
PROPOSAL NO. 1 — ELECTION OF DIRECTORS	7
INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS	8
INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE	10
Board Leadership Structure	10
Classified Board of Directors	10
Director Independence	11
Meetings of the Board and the Committees of the Board	11
Committees of the Board	11
Audit Committee Report	12
Procedure for Nominating Directors	13
Code of Ethics and Corporate Governance Guidelines	13
Prohibition against Hedging and Pledging Transactions	14
Board’s Role in Risk Oversight	14
Board Diversity	14
DIRECTOR COMPENSATION	15
PROPOSAL NO. 2 — APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO BETWEEN ONE-FOR-FOUR (1:4) AND ONE-FOR-FIFTEEN (1:15), WITHOUT REDUCING THE AUTHORIZED NUMBER OF SHARES OF OUR COMMON STOCK, IF AND WHEN DETERMINED BY OUR BOARD IN ITS SOLE DISCRETION	16
PROPOSAL NO. 3 — APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE WAITR HOLDINGS INC. AMENDED AND RESTATED 2018 OMNIBUS INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER	23
PROPOSAL NO. 4 — APPROVAL, BY ADVISORY VOTE, OF EXECUTIVE COMPENSATION	29
PROPOSAL NO. 5 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	30
Principal Accountant Fees and Services	30
Policy on Pre-Approval of Services Performed by Independent Registered Public Accounting Firm	30
PROPOSAL NO. 6 — THE ADJOURNMENT PROPOSAL	32
EXECUTIVE OFFICERS	33
EXECUTIVE COMPENSATION	35
Compensation Discussion and Analysis	35
Compensation Committee Report	39
Summary Compensation Table	39
2021 Grants of Plan-Based Awards Table	40
2021 Outstanding Equity Awards at Fiscal Year-End Table	41
2021 Option Exercises and Stock Vested Table	42
Employment Agreements and Performance Bonus Agreements with Named Executive Officers	42
Potential Payments upon Termination or Change in Control	46

i

ii

WAITR HOLDINGS INC.
214 Jefferson Street, Suite 200
Lafayette, Louisiana 70501
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 23, 2022
QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING OF STOCKHOLDERS
Why am I receiving these materials?
These proxy materials are being furnished to you in connection with the solicitation by the Board of Directors (the “Board”) of Waitr Holdings Inc. (“Waitr,” the “Company,” “we,” “us” or “our”) of proxies to be voted at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”) or at any adjournment or postponement thereof. The Annual Meeting will be held via live webcast on Thursday, June 23, 2022 at 10:00 a.m. EDT. In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), we sent out a Notice of Internet Availability of Proxy Materials on or before May 9, 2022 and provided access to the proxy materials over the Internet on or before that date, to the holders of record and beneficial owners of our common stock at the close of business on April 27, 2022 (the “Record Date”).
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders (other than those who previously requested paper copies) on or before May 9, 2022. The Notice of Internet Availability of Proxy Materials contains instructions on how to (i) access and view the proxy materials over the Internet, (ii) vote and (iii) request a paper or electronic copy of the proxy materials. In addition, if you received paper copies of our proxy materials and wish to receive all future proxy materials, proxy cards and annual reports electronically, please vote over the Internet and follow the instructions for electing electronic delivery. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce both costs and the environmental impact of the Annual Meeting.
What am I being asked to vote on?
You are being asked to vote on the following items:
•
the election of two Class I directors to serve until the 2025 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified or until their earlier resignation, death or removal;

•
the approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company common stock at a ratio between one-for-four (1:4) and one-for-fifteen (1:15), without reducing the authorized number of shares of Company common stock, if and when determined by the Company’s Board of Directors in its sole discretion;

•
the approval of an amendment and restatement of the Waitr Holdings Inc. Amended and Restated 2018 Omnibus Incentive Plan (the “2018 Incentive Plan”) to increase the number of shares of common stock reserved for issuance thereunder;

•
the approval, by advisory vote, of the compensation of our named executive officers, which is commonly referred to as the “say-on pay” vote;

•
the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

•
the adjournment of the Annual Meeting to a later date or dates, if we determine that additional time is necessary to solicit additional proxies for any proposal.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting or at any adjournments or postponements thereof.
How does the Board recommend that I vote?
Our Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by Internet or by telephone, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by proxies will be voted, and our Board recommends that you vote, as follows:
•
“FOR” the election of the two Class I director nominees;

•
“FOR” the approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split;

•
“FOR” the approval of the amendment and restatement of the 2018 Incentive Plan;

•
“FOR” the approval of the compensation of our named executive officers;

•
“FOR” the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

•
“FOR” the adjournment of the Annual Meeting to a later date or dates, if we determine that additional time is necessary to solicit additional proxies for any proposal.

Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is April 27, 2022. You are entitled to vote at the Annual Meeting only if you were a Waitr stockholder at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. On each matter to be voted on at the Annual Meeting, you are entitled to one vote for each share of common stock held as of the Record Date. Stockholders have no right to cumulative voting as to any matter, including the election of directors. At the close of business on the Record Date, there were 158,364,819 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting.
A list of registered stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting, during regular business hours, for a period of 10 days prior to the Annual Meeting, at the Company’s principal place of business at 214 Jefferson Street, Suite 200, Lafayette, Louisiana 70501. For health and safety reasons related to the COVID-19 pandemic, you must schedule an appointment to review the list of registered stockholders entitled to vote at the Annual Meeting by sending an email to: annette.finch@waitrapp.com.
How can I attend the Annual Meeting?
The Annual Meeting will be virtual, rather than in person. You are entitled to attend the Annual Meeting only if you were a Waitr stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. If your shares of our common stock are registered directly in your name with Continental Stock Transfer & Trust (“Continental”), our stock transfer agent, you are considered the “stockholder of record” with respect to those shares. You will be able to attend the Annual Meeting by first registering at https://www.viewproxy.com/waitrapp/2022. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date. You will not be able to attend the Annual Meeting in person.
If your shares of our common stock are held in a stock brokerage account or by a bank, broker or other nominee, the bank, broker or other nominee is considered the record holder of those shares. You are considered the beneficial owner of those shares, and your shares are held in “street name.” In order to attend the Annual Meeting as a beneficial owner of our stock held in street name, you must obtain a legal proxy by contacting your account representative at the bank, broker or other nominee that holds your shares. You should then e-mail a copy (a legible photograph is sufficient) of your legal proxy to Alliance Advisors, LLC (“Alliance”) at virtualmeeting@viewproxy.com no later than 11:59 p.m. EDT on Wednesday, June 22,

2022. After contacting Alliance, you will receive an e-mail prior to the Annual Meeting with a link and instructions for attending the Annual Meeting.
Stockholders participating in the virtual meeting will be in a listen-only mode. However, virtual attendees will be able to vote and submit questions during the Annual Meeting using the virtual meeting website. Stockholders can also listen to the Annual Meeting over the phone by following the instructions that will be available on the day of the Annual Meeting at https://www.viewproxy.com/waitrapp/2022/vm.
How can I ask questions at the Annual Meeting?
The Company intends the virtual meeting format to approximate an in-person experience for our stockholders. During the Annual Meeting, stockholders may submit questions by typing in the “Submit a Question” box on the virtual meeting website. Our administrator will review all questions submitted during the Annual Meeting, and we intend to answer pertinent questions submitted, as time permits.
Where can I get technical assistance?
Technical support in connection with the virtual meeting platform will be available by telephone or e-mail at VirtualMeeting@viewproxy.com or call (866) 612-8937, beginning at 8:00 a.m. EDT on Thursday, June 23, 2022 through the conclusion of the Annual Meeting.
The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. You should ensure that you have a strong Internet or telephone connection, as applicable, wherever you intend to participate in the Annual Meeting, and you should allow plenty of time to log in or call in and ensure that you can hear audio prior to the start of the Annual Meeting.
How many shares must be present or represented to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. A majority of the voting power of all outstanding shares of common stock entitled to vote, present virtually or represented by proxy, will constitute a quorum. If a quorum is not present at the Annual Meeting, no business can be transacted at that time, and the meeting will be adjourned or postponed to a later date. A stockholder’s instruction to “withhold” authority, abstentions and broker non-votes will be counted as present for purposes of determining quorum. See “What is a `broker non-vote?” and “What is an abstention and how will votes withheld and abstentions be treated?” below for an explanation of broker non-votes, abstentions and votes withheld.
What is the difference between a “stockholder of record” and a “street name” holder?
As described above, if your shares of our common stock are registered directly in your name with Continental, you are considered the “stockholder of record” with respect to those shares. If your shares of our common stock are held in a stock brokerage account or by a bank, broker or other nominee, the bank, broker or other nominee is considered the record holder of those shares. You are considered the beneficial owner of those shares, and your shares are held in “street name.”
How do I vote if I am a stockholder of record?
We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting. If you are a stockholder of record, there are three ways to vote by proxy:
•
By Internet:   You can vote over the Internet at www.fcrvote.com/WTRH. Have your Notice of Internet Availability of Proxy Materials or proxy card available;

•
By Telephone:   You can vote by telephone by calling 1-866-402-3905. Have your Notice of Internet Availability of Proxy Materials or proxy card available when you call; or

•
By Mail:   You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Internet voting for eligible stockholders of record will close at 11:59 p.m. EDT on Wednesday, June 22 2022. The giving of an Internet proxy will not affect your right to vote virtually at the Annual Meeting should you choose to attend. If you choose to attend the Annual Meeting, you will have the ability to change your vote.
How do I vote if my shares are held in “street name”?
If your shares are held in street name through a bank, broker or other nominee, you will receive instructions on how to vote from your bank, broker or other nominee. You must follow those instructions in order for your shares to be voted. If your shares are not registered in your own name and you would like to vote your shares virtually at the Annual Meeting, you must obtain a valid proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. See “How can I attend the Annual Meeting?” above.
Can I change my vote or revoke my proxy?
If you are a stockholder of record, you may change your vote or revoke your proxy at any time prior to the final vote at the Annual Meeting by:
•
granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);

•
providing written notice of revocation to our Secretary at Waitr Holdings Inc., 214 Jefferson Street, Suite 200, Lafayette, Louisiana 70501, prior to or at the Annual Meeting; or

•
attending the Annual Meeting and voting virtually.

Your most recent proxy submitted by proxy card or Internet is the one that is counted. Your attendance at the Annual Meeting by itself will not automatically revoke your proxy.
For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your bank, broker or other nominee following the instructions they provided, or, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting virtually.
How many votes are needed to approve each proposal?
The following table summarizes the votes needed to approve each proposal, the effect of withhold votes/abstentions and whether broker discretionary voting is permitted.
Proposal	Vote Required	Withheld Votes/ Abstentions Counted as a “No” Vote?	Discretionary Vote Allowed?
Election of directors	Plurality	No	No
Amendment to the Company’s Certificate of Incorporation to effect a reverse stock split	Majority of Shares of Common Stock Issued and Outstanding	Yes	Yes
Amendment and Restatement of the Company’s Amended and Restated 2018 Omnibus Incentive Plan	Majority of Votes Cast	No	No
Compensation of named executive officers	Majority of Votes Cast	No	No
Ratification of the appointment of independent registered public accounting firm	Majority of Votes Cast	No	Yes
The adjournment of the annual meeting to a later date or dates, if we determine that additional time is necessary to solicit additional proxies for any proposal	Majority of Votes Cast	No	Yes

Under our second amended and restated bylaws (the “Bylaws”), directors are elected by a plurality of the votes cast by holders of our shares of common stock present virtually or represented by proxy and entitled to vote on the election of directors at the Annual Meeting. A “plurality” means that the director nominees receiving the highest number of “FOR” votes from holders of our shares of common stock present virtually or represented by proxy and entitled to vote at the Annual Meeting will be elected. Votes “withheld” and broker non-votes will have no effect on the outcome of the election of directors.
Under our third amended and restated certificate of incorporation (“Certificate of Incorporation” or “Charter”) and in accordance with the Delaware General Corporation Law (“DGCL”), the amendment of our Certificate of Incorporation proposal requires the affirmative vote of the majority of the shares of our common stock issued and outstanding and entitled to vote. An abstention on the proposal to amend the Certificate of Incorporation will have the same effect as a vote “AGAINST” the proposal.
Also under the Bylaws, the matters other than the election of directors and amendment of our Certificate of Incorporation listed above will be decided by a majority of votes cast by holders of our shares of common stock present virtually or represented by proxy and entitled to vote at the Annual Meeting. Any matter or proposal for which the vote required is a “majority of votes cast” will be approved if the votes cast “FOR” such proposal exceed the number of votes cast “AGAINST” such proposal. Abstentions and broker non-votes, as applicable, will not affect the outcome of such votes, because abstentions and broker non-votes are not considered to be votes cast under our Bylaws.
What is a “broker non-vote”?
If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote your shares with respect to “non-discretionary” matters unless you provide instructions on how to vote in accordance with the information and procedures that your broker has provided to you in accordance with the New York Stock Exchange (“NYSE”) rules governing brokers.
If you are a beneficial owner whose shares are held of record by a broker, your broker has “discretionary voting” authority under NYSE rules governing brokers to vote your shares on “routine” matters, such as the amendment to the Company’s Certificate of Incorporation to effect a reverse stock split, the ratification of Moss Adams LLP as our independent registered public accounting firm and the adjournment of the Annual Meeting to a later date, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority absent specific instructions from you to vote on the election of directors, the amendments to the 2018 Incentive Plan or the compensation of our named executive officers, which are considered “non-routine” matters. If you don’t vote on non-routine matters, a broker non-vote will occur and your shares will not be voted on these matters.
What is an abstention and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposals regarding the amendment to the Company’s Certificate of Incorporation to effect a reverse stock split, the amendment to the 2018 Incentive Plan, the compensation of our named executive officers, the ratification of the appointment of our independent registered public accounting firm and the adjournment of the annual meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal. Other than the proposal to amend the Certificate of Incorporation, votes withheld and abstentions, though counted for the purposes of determining a quorum, will not be counted as votes cast and therefore will have no effect on the outcome of any of the proposals. An abstention on the proposal to amend the Certificate of Incorporation will have the same effect as a vote “AGAINST” the proposal.
Who will count the votes?
We have engaged Alliance as our independent agent to tabulate stockholder votes. If you are a stockholder of record, your executed proxy card is returned directly to Alliance for tabulation. As noted

above, if you hold your shares through a broker, your broker returns one proxy card to Alliance on behalf of all its clients. Alliance will serve as Inspector of Elections at the Annual Meeting.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting and will report the final voting results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Annual Meeting.
What if I return a proxy card but do not make specific choices?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 2 of this Proxy Statement, as well as with the description of each proposal in this Proxy Statement.
Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named in the proxy card will vote your shares in accordance with their best judgment.
Who pays for the expenses of solicitation?
Our Board is soliciting your proxy on behalf of the Company. The Company pays for the costs of the distribution of the proxy materials and solicitation of proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses for forwarding proxy and solicitation materials to our stockholders. Our directors, officers and employees may also solicit proxies on our behalf in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies.
The Company has engaged Alliance to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $200,000 in total.
What does it mean if I receive more than one set of materials?
If you receive more than one set of materials, that means your shares are registered in more than one name or are registered in different accounts. In order to vote all of the shares you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each proxy card or Notice of Internet Availability of Proxy Materials you receive.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
In accordance with our Charter, the Board is divided into three classes with staggered, three-year terms. The Board presently has seven members. There are three Class I directors whose term of office expires at the Annual Meeting: Pouyan Salehi, Steven L. Scheinthal and Charles Holzer. Messrs. Scheinthal and Holzer have been nominated by the Company for election to the Board at the Annual Meeting. Due to his 36-month nomination right originating from the Company’s acquisition of BiteSquad in January 2019 (“BiteSquad Acquisition”) having expired and his increased external business and personal commitments, Mr. Salehi is not standing for re-election at the Annual Meeting. We are grateful to have benefitted from his expertise and business insights over the past three years. If elected at the Annual Meeting, (i) Messrs. Scheinthal and Holzer will serve until the 2025 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, or, if sooner, until their death, resignation or removal, and (ii) our Board will be comprised of six members with three vacancies. Pursuant to our Charter, vacancies on the Board may be filled solely and exclusively by a majority vote of the remaining directors then in office.
On April 20, 2022, upon recommendation of the Corporate Governance and Nominating Committee (the “CGN Committee”), the Board (i) moved Mr. Holzer from a Class II director to a Class I director to balance out the number of directors in each class pursuant to the terms of our Charter and (ii) appointed J. Daniel Schmidt to serve as a Class III director to fill an existing vacancy.
The nominees have consented to be named in the Proxy Statement and to serve if elected. If, however, either Mr. Scheinthal or Mr. Holzer is unavailable for election, your proxy authorizes us to vote for a replacement nominee if the Board names one. As an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting. Proxies may not be voted for a greater number of persons than the nominees presented.
A brief biography of the director nominees and each director whose term will continue after the Annual Meeting is set forth below under “Information Regarding Director Nominees and Continuing Directors.” The biographies below include information regarding specific experience, qualifications, attributes or skills of each director nominee or director that led the CGN Committee to determine that such individuals should serve as a member of the Board as of the date of this Proxy Statement.
Vote Required
The proposal regarding the election of directors requires the approval of a plurality of votes cast by holders of shares of our common stock present virtually or represented by proxy and entitled to vote at the Annual Meeting. Votes withheld or “broker non-votes” will have no effect on the outcome of the vote on this proposal.
The Board of Directors unanimously recommends a vote “FOR” the election of Steven L. Scheinthal and Charles Holzer as Class I directors.

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS
Nominees for Election to a Three-Year Term Expiring at the 2025 Annual Meeting of Stockholders (Class I Directors)
Steven L. Scheinthal, 60, has served as a member of our Board since the closing (“Closing”) of the Landcadia Business Combination (as defined in the section entitled “Luxor Nomination Rights”) in November 2018. Mr. Scheinthal has served as the vice president, general counsel and secretary of Landcadia Holdings IV, Inc. since February 2021. Mr. Scheinthal served as the vice president, general counsel and secretary of Landcadia Holdings II, Inc. from February 2019 through December 2020 and Mr. Scheinthal has served as a director of Golden Nugget Online Gaming since December 2020. Mr. Scheinthal has served as the vice president, general counsel and secretary of Landcadia Holdings III, Inc. from August 2020 through the closing of its business combination in July 2021. Mr. Scheinthal was the vice president, general counsel and secretary of Landcadia Holdings Inc. (“Landcadia”) from September 2015 until the Closing in November 2018. Mr. Scheinthal has served as a member of the board of directors of Landry’s, Inc. since 1993 and as its executive vice president or vice president of administration, general counsel and secretary since September 1992. He also serves as a member of the board of directors, executive vice president and general counsel of Fertitta Entertainment, Inc. which is the holding company for Landry’s, Inc., the Golden Nugget Hotels and Casinos and other assets owned and controlled by Tilman J. Fertitta. He devotes a substantial amount of time on behalf of all Fertitta companies, including Landry’s and Golden Nugget, on acquisitions, financings, human resources, risk, benefit and litigation management, union, lease and contract negotiations, trademark oversight and licensing and is primarily responsible for compliance with all federal, state and local laws. He was also primarily responsible for Landry’s corporate governance and SEC compliance from its IPO in 1993 and during the 17-plus years Landry’s operated as a public company. The foregoing experience provides the Company with valuable insight, skills and perspective. Prior to joining Landry’s, he was a partner in the law firm of Stumpf & Falgout in Houston, Texas. Mr. Scheinthal represented Landry’s, Inc. for approximately five years before becoming part of the organization. He has been licensed to practice law in the State of Texas since 1984. We believe that Mr. Scheinthal is qualified to serve on our Board based on his leadership and industry experience.
Charles Holzer, 52, has served as a member of our Board since April 2020. Mr. Holzer has served as a director of his family-owned real estate company for over five years. Mr. Holzer’s responsibilities have included: the acquisition, financing, development and management of approximately $1,000,000,000 in various real estate transactions; the creation, operation and eventual sale of a nationwide commercial mortgage finance company; and the purchase of various non-performing loan packages from the Resolution Trust Company and other financial institutions. Additionally, he supervises the retail division of his family holdings, where representative tenants have included Louis Vuitton, Chanel, and Van Cleef and Arpels. Mr. Holzer serves on the board of Equus Foundation and BeaconLight and is a trustee of the Rogal Foundation, a charitable trust, where he is responsible for the selection of investment managers and allocation of assets. Mr. Holzer graduated from Harvard University and was a competitor at the Olympic Games in horseback riding. Mr. Holzer has also been appointed as a member of the Compensation Committee of the Board. We believe Mr. Holzer is qualified to serve on our Board based on his financial and managerial experience.
Class II Directors Continuing in Office Until the 2023 Annual Meeting of Stockholders
Carl A. Grimstad, 54, has been our Chief Executive Officer and a member of our Board since January 2020, and Chairman of the Board since March 3, 2020. Mr. Grimstad is currently the chief manager of C. Grimstad Associates, LLC, a family private investment entity formed in 2006, and the managing partner of GS Capital, LLC, a family private investment company formed in 1995. In 1999, he co-founded iPayment Inc. (“iPayment”), a provider of credit and debit card payment processing services to small and medium-sized merchants across the United States and Canada. He acted as the President of iPayment until 2011, when he became the Chairman and Chief Executive Officer until 2016. Under his leadership, iPayment closed an initial public offering in 2003 and then went private in 2006. Mr. Grimstad serves on the board of directors of Kard Financial Inc. He graduated with a B.A. in Economics from Boston University in 1989. We believe that Mr. Grimstad is qualified to serve on our Board based on his deep understanding of the industry in which the Company operates, his leadership skills and industry experience.
Buford Ortale, 60, has served as a member of our Board since April 2020. Mr. Ortale is a principal of Sewanee Ventures, a private investment firm he founded in 1996. He is a partner in NTR, a private equity firm focused on the energy sector, as well as a partner in Armour Capital Management, LP, the external manager of a $7+ billion asset mortgage REIT. Mr. Ortale serves on the board of and is chairman of the audit committee of Benefit Street Realty Partners, a multi $billion asset commercial mortgage REIT, and serves on the board of Broadtree Residential, a multi-family REIT. Mr. Ortale also serves on the boards of Intrensic, an evidence management software company, and Remote Care Partners, a software-based platform for remote health monitoring. He is a board advisor to Western Express, a privately held nationwide truckload carrier. Mr. Ortale began his career with Merrill Lynch’s Merchant Banking Group in New York in 1987. He was subsequently a Founder and Managing Director of NationsBanc’s (Bank of America) High Yield Bond Group. Mr. Ortale received his B.A. from Sewanee: The University of the South in 1984, and his M.B.A. from Vanderbilt in 1987. Mr. Ortale has also been appointed as a member of the Audit Committee of the Board. We believe that Mr. Ortale is qualified to serve on our Board based on his financial and managerial experience.
Class III Directors Continuing in Office Until the 2024 Annual Meeting of Stockholders
Jonathan Green, 43, has served as a member of our Board since the Closing of the Landcadia Business Combination in November 2018. Mr. Green is a partner at Luxor Capital Group, LP, and a principal at its affiliate, Lugard Road Capital GP, LLC. Luxor Capital Group, LP, is a New York-based hedge fund. He has served as a board member for a number of public and private Internet technology companies, including Delivery Hero. Prior to joining Luxor in 2004, Mr. Green worked at Wasserstein Perella and the spinoff of its financial restructuring group, Miller Buckfire & Co., where he represented clients in complex reorganizations. Mr. Green received B.A. degrees in Psychology and Economics from Brown University. We believe Mr. Green is qualified to serve on our Board based on his leadership and industry experience.
J. Daniel Schmidt, age 67, has served as a member of our board since April 2022. Mr. Schmidt has been primarily engaged in private business endeavors and investments for over 30 years through his wholly owned entity, JDS Management, Inc. and related entities (the “JDS Companies”), generating approximately $250 million in recurring annual revenue during each of the last 5 years. During his business career, Mr. Schmidt has served as dealer principal in over 20 automotive ventures with locations in Ohio, Tennessee, Alabama, Michigan, and Colorado. Mr. Schmidt’s real estate activities have included over $1 billion worth of acquisition and development of Class A office, medical office, multi-family apartments, luxury condominiums, single-family developments, and student housing for over the last 30 years. Additionally, as an advisory board member of Gordian Group, a New York investment bank and distressed advisor, Mr. Schmidt served in 2010 as executive chairman of Schutt Sports, the largest manufacturer of football helmets in the world where he led the company through extensive litigation and asset sale involving product liability and intellectual property infringement. Mr. Schmidt, through the JDS Companies, has also purchased nonperforming real estate assets from lenders and repositioned these assets for his own portfolio or management of the foreclosure and liquidation process. Mr. Schmidt served as a board member of several non-profit community and economic development authorities in the Columbus, Ohio region. Mr. Schmidt has been a member of the board and executive committee of several cultural organizations. Mr. Schmidt received his Bachelor of Arts degree from Vanderbilt University in 1976. We believe that Mr. Schmidt is qualified to serve on our Board based on his leadership, financial and industry experience.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE
Board Leadership Structure
Mr. Grimstad currently serves as our Chief Executive Officer and Chairman. The Board regularly evaluates its governance structure and has concluded that the Company and its stockholders are best served by not having a formal policy regarding whether the same individual should serve as both Chairman and Chief Executive Officer. This approach allows the Board to exercise its business judgment in determining the most appropriate leadership structure in light of the prevailing facts and circumstances facing the Company, including the composition and tenure of the Board, the tenure of the Chief Executive Officer, the strength of the Company’s management team, the Company’s recent financial performance, the Company’s strategic plan and the economic environment, among other factors.
We believe that a combined Chairman and Chief Executive Officer role helps provide strong and consistent leadership for our management team and Board. Based on the demonstrated success of our structure to date, both in terms of the functioning of the Board and the growth and performance of the Company, and the continued benefits of retaining Mr. Grimstad’s strategic perspective in the position of Chairman, the Board believes that having a combined position is the appropriate leadership structure for the Company at this time.
Given the composition of the Board with a strong slate of independent directors, the Board does not believe that it is necessary to formally designate a lead independent director at this time, although it may consider appointing a lead independent director if the circumstances change.
Classified Board of Directors
Our Board is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of our Class I directors, consisting of Pouyan Salehi, Steven L. Scheinthal and Charles Holzer, will expire at the Annual Meeting, the term of our Class II directors, consisting of Carl A. Grimstad and Buford Ortale, will expire at our 2023 Annual Meeting of Stockholders, and the term of our Class III directors, Jonathan Green and J. Daniel Schmidt, will expire at our 2024 Annual Meeting of Stockholders; or in each case until their respective successors are elected and qualified, or until their earlier resignation, removal or death. As discussed in “Proposal No. 1 — Election of Directors” above, if Messrs. Scheinthal and Holzer are elected at the Annual Meeting, the Board will be comprised of six members with three vacancies.
On March 9, 2022, Mr. Salehi provided notice to the Company of his decision not to stand for re-election as a director at the 2022 Annual Meeting of Stockholders.
On April 20, 2022, upon recommendation of the CGN Committee, the Board (i) moved Mr. Holzer from a Class II director to a Class I director to balance out the number of directors in each class pursuant to the terms of our Charter and (ii) appointed J. Daniel Schmidt to serve as a Class III director to fill an existing vacancy.
Luxor Nomination Rights
Pursuant to the debt commitment letter entered into among the Company, Luxor Capital Group, LP, on behalf of Lugard Road Capital Master Fund, LP, and one or more of its funds and/or affiliates (collectively, “Luxor”) and the other parties thereto in connection with the acquisition by the Company of Waitr Incorporated pursuant to the agreement and plan of merger, dated as of May 2018 (the “Landcadia Merger Agreement”), by and among the Company, Waitr Inc. (f/k/a Landcadia Merger Sub, Inc.), and Waitr Incorporated (the transactions contemplated by the Landcadia Merger Agreement are referred to herein as the “Landcadia Business Combination”), Luxor nominated Jonathan Green as a member of our Board and will thereafter have nomination rights with respect to one director for so long as it satisfies a minimum ownership threshold as agreed by the parties.
Bite Squad Nomination Right
Pursuant to the Bite Squad Agreement, at the closing of the Bite Squad Acquisition (the “Bite Squad Closing”), Arash Allaei was given nomination rights until January 2022 (36 months from the Bite Squad

Closing). Mr. Allaei nominated Pouyan Salehi for election at the 2019 Annual Meeting of Stockholders pursuant to his nomination rights under the Bite Squad Agreement. On March 9, 2022, Mr. Salehi provided notice to the Company of his decision not to stand for re-election as a director at the 2022 Annual Meeting of Stockholders.
Director Independence
Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his background, employment, and affiliations, our Board has affirmatively determined that each of Messrs. Holzer, Ortale, Schmidt and Scheinthal do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is “independent” (as that term is defined under the applicable rules and regulations of the SEC and Nasdaq Stock Market (“Nasdaq”) listing standards). Our Board has also determined that each member of the Audit Committee is independent and will continue to be independent following the date of the Annual Meeting for purposes of serving on our Audit Committee, as determined in accordance with applicable Nasdaq listing standards and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board has determined that each member of the Compensation Committee is independent for purposes of serving on our Compensation Committee, as determined in accordance with applicable Nasdaq listing standards and Rule 10C promulgated under the Exchange Act. Additionally, our Board has determined that each member of the CGN Committee is independent and will continue to be independent following the date of the Annual Meeting for purposes of serving on our CGN Committee, as determined in accordance with applicable Nasdaq listing standards. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances the Board deemed relevant in determining independence, including the beneficial ownership of our common stock by each non-employee director, and the transactions involving them, if any, described in the section entitled “Certain Relationships and Related Person Transactions.”
Meetings of the Board and the Committees of the Board
Our Board met nine times during the last fiscal year ended December 31, 2021. The Audit Committee met five times, the Compensation Committee met three times and the CGN Committee met one time. During fiscal 2021, each Board member attended at least 75% of the aggregate number of meetings of the Board and of the committees on which he served, in each case during the periods that he served.
All of our Board members attended our 2021 Annual Meeting of Stockholders. The Company does not have a formal policy requiring director attendance at annual meetings.
Committees of the Board
Our Board currently has three standing committees. The current composition and responsibilities of each of the committees is described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of our Board committees operates under a written charter adopted by the Board. The committee charters are available on the Investor Relations section of our website at http://investors.waitrapp.com/corporate-governance/governance-highlights. A printed copy of each charter is available upon request. The information on our website is not part of this Proxy Statement.
Director	Independent	Audit Committee	Compensation Committee	CGN Committee
Carl A. Grimstad
Jonathan Green
Charles Holzer	X
Buford Ortale(1)	X
Pouyan Salehi(1)(2)(3)	X			(4)
Steven L. Scheinthal(3)	X

Chairperson
Member
Audit Committee Financial Expert

(1)
Mr. Ortale will replace Mr. Salehi as a GCN member following the Annual Meeting.

(2)
Mr. Salehi is not standing for re-election to the Board and will no longer be a director or committee member following the Annual Meeting.

(3)
Mr. Scheinthal will replace Mr. Salehi as an Audit Committee member following the Annual Meeting.

(4)
Following the Annual Meeting, Mr. Holzer will become chair of the CGN Committee.

Audit Committee
Our Audit Committee is responsible for, among other things: (i) appointing, retaining and evaluating the Company’s independent registered public accounting firm and approving all services to be performed by it; (ii) overseeing the Company’s independent registered public accounting firm’s qualifications, independence and performance; (iii) overseeing the financial reporting process and discussing with management and the Company’s independent registered public accounting firm the interim and annual financial statements that the Company files with the SEC; (iv) reviewing and monitoring the Company’s accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (v) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and (vi) reviewing and approving related person transactions.
Messrs. Ortale, Holzer and Salehi are members of our Audit Committee, with Mr. Ortale serving as chair. Mr. Scheinthal will replace Mr. Salehi as a member of our Audit Committee following the Annual Meeting. All members of our Audit Committee are independent within the meaning of the federal securities laws and the meaning of the Nasdaq Rules. Each member of our Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq, and our Board has determined that Mr. Ortale is an “audit committee financial expert,” as that term is defined by the applicable rules of the SEC.
Audit Committee Report
The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2021. The Audit Committee has discussed with Moss Adams LLP, our independent registered public accounting firm, the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from Moss Adams LLP required by the applicable PCAOB requirements for the independent accountant communications with audit committees concerning auditor independence, and has discussed the independence of Moss Adams LLP with that firm. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2021 for filing with the SEC.
Respectfully submitted by the Members of the Audit Committee:
Buford Ortale, Chair
Pouyan Salehi
Charles Holzer
Compensation Committee
Our Compensation Committee is responsible for, among other things: (i) reviewing key employee compensation goals, policies, plans and programs; (ii) reviewing and approving the compensation for the Company’s directors, chief executive officer and other executive officers; (iii) reviewing and approving employment agreements and other similar arrangements between the Company and the Company’s executive officers; and (iv) administering the Company’s stock plans and other incentive compensation plans. The Compensation Committee may delegate its authority to one or more subcommittees, consisting of one or more of its members, when the Compensation Committee deems it appropriate to do so to carry out its responsibilities.
Messrs. Ortale and Holzer are members of the Compensation Committee, with Mr. Holzer serving as chair. All members of our Compensation Committee qualify as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to compensation committee membership.
CGN Committee
The CGN Committee is responsible for, among other things, considering and making recommendations to our Board on matters relating to the selection and qualification of directors of the Company and candidates nominated to serve as directors of the Company, as well as other matters relating to the duties of directors of the Company, the operation of our Board and corporate governance. There have been no material changes to the procedures by which stockholders may recommend nominees to the board of directors.
Messrs. Salehi and Holzer are members of the CGN Committee, with Mr. Salehi serving as chair. Mr. Ortale will replace Mr. Salehi as a member of our CGN Committee following the Annual Meeting and Mr. Holzer will become chair of the CGN Committee.
Procedure for Nominating Directors
The Board has delegated to the CGN Committee the responsibility of identifying suitable candidates for nomination to our Board (including candidates to fill any vacancies) and assessing candidate qualifications in light of the policies and principles in our Corporate Governance Guidelines and the CGN Committee charter. The CGN Committee has not adopted a written policy regarding stockholder nominations for directors. In accordance with our Bylaws, however, the CGN Committee will consider stockholder nominations for directors (see the section entitled “Stockholder Proposals” below). We did not receive any stockholder nominations or recommendations for any director in connection with the Annual Meeting. The CGN Committee will recommend prospective director candidates for the Board’s consideration, including those nominated by stockholders, and review the prospective candidates’ qualifications with the Board. The Board retains the ultimate authority to nominate a candidate for election by the stockholders as a director or to fill any vacancy that may occur. In identifying prospective director candidates, the CGN Committee may consider all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the prospective director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence, factors relating to the composition of the Board (including its size and structure), principles of diversity and the needs of the Board. The CGN Committee evaluates each director’s performance based on the same factors it uses to determine new director qualifications.
In evaluating director candidates, the CGN Committee will look for specific minimum qualifications in a candidate, including the ability to understand basic financial statements, familiarity with our business and industry, high moral character and the ability to work collegially with others. Although we do not have a formal diversity policy at this time, the CGN Committee seeks to nominate candidates with a diverse range of background, knowledge, experience, skills, expertise and other qualities that will contribute to the overall effectiveness of the Board.
The Board continues to evaluate the composition of the Board and the qualifications and expertise of its directors and may retain a third-party search firm to assist the CGN Committee in identifying director candidates.
Code of Ethics and Corporate Governance Guidelines
We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees, including those officers responsible for financial reporting. We have also adopted Corporate Governance Guidelines, which, in conjunction with our Charter, Bylaws and charters of the committees of the Board, form the framework for our corporate governance. Our Code of Business Conduct and Ethics is available on our website at http://investors.waitrapp.com/corporate-governance/governance-highlights. The information on our website is not part of this Proxy Statement. As required by law and in accordance with the requirements of Item 5.05 of Current Report on Form 8-K, we intend to disclose on our website any amendments to our Code of Business Conduct and Ethics as well as any waivers of its requirements.
Prohibition against Hedging and Pledging Transactions
Pursuant to our insider trading policies, short sales of the Company’s securities are prohibited. This prohibition also applies to any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities. In addition, pursuant to our insider trading policies, pledging of our securities as collateral for a loan (or modifying an existing pledge) is not permitted.
Board’s Role in Risk Oversight
The Board is engaged in risk management oversight. At the present time, our Board has not established a separate committee to facilitate its risk oversight responsibilities, but expects to continue to monitor and assess whether such a committee would be appropriate. Management is responsible for assessing risk and for day-to-day risk management activities. Our Board executes its oversight for risk assessment and risk management both by acting directly and through its committees. More specifically, the Audit Committee assists the Board in its oversight of risk management and the process established to identify, measure, monitor, and manage risks, in particular but among others, major financial risks and compliance with legal and regulatory requirements. The Compensation Committee assesses risks arising from our compensation policies and practices. Our Board receives regular reports from management, as well as from the Audit Committee and Compensation Committee, regarding relevant risks and the actions taken by management to address them.
Board Diversity
Pursuant to the Nasdaq’s Board Diversity Rule, below is the Company’s diversity matrix information reported as of April 27, 2022:
Total Number of Directors	Seven
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose
Directors	—	7	—	—
Part II: Demographic Background	Female	Male	Non-Binary	Did Not Disclose
African American or Black	—	—	—	—
Alaskan native or American Indian	—	—	—	—
Asian	—	—	—	—
Hispanic or Latino	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	6	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

DIRECTOR COMPENSATION
In April 2021, the Compensation Committee and Board adopted a non-employee director compensation policy for the period ending on the date of the 2022 Annual Meeting in which each non-employee director (other than Jonathan Green) would receive restricted stock units (“RSUs”) valued at $250,000 on the date of grant (2021 Annual Meeting) as compensation for annual director services. The number of RSUs granted to each such director was 120,192, determined based on the closing price of the Company’s common stock on the Annual Meeting date, the date of grant, and the RSUs will vest on the earlier to occur of (i) the first anniversary of the grant date, (ii) the next Annual Meeting of Stockholders following the grant date, and (iii) a Change of Control (as defined in the 2018 Incentive Plan), provided such director continuously serves on the Board through the vesting date. Directors are also reimbursed for reasonable travel and other related expenses.
The following table sets forth amounts paid to our non-employee directors for service in 2021.
Non-Employee Director Compensation Table for the Year Ended December 31, 2021
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(a)(b)	Total ($)
Jonathan Green	—	$—	$—
Charles Holzer	—	250,000	250,000
Buford Ortale	—	250,000	250,000
Pouyan Salehi(c)	—	250,000	250,000
Steven L. Scheinthal	—	250,000	250,000
William Gray Stream(d)	—	250,000	250,000
J. Daniel Schmidt(e)	—	—	—

(a)
Reflects the grant date fair value of RSUs granted to the directors in accordance with FASB ASC Topic 718. For these RSU awards, the fair value is equal to the underlying value of the stock and is calculated using the closing price of our common stock on the award date.

(b)
On June 15, 2021, each of the non-employee directors, other than Mr. Green, were issued 120,192 RSUs pursuant to the April 2021 non-employee director compensation policy valued at $250,000 that vest on the date of the 2022 Annual Meeting, provided such director continuously serves on the Board through the vesting date. Mr. Green did not receive a grant of 120,192 RSUs because he is a partner at Luxor Capital, our lender under the Credit Agreement and Convertible Notes Agreement, as further described under “Certain Relationships and Related Person Transactions.”

(c)
Mr. Salehi is not standing for re-election at the Annual Meeting.

(d)
Mr. Stream resigned as a director effective March 12, 2022. The Board accelerated the vesting of Mr. Stream’s June 2021 RSU grant.

(e)
Mr. Schmidt was appointed as a director by the Board on April 20, 2022 to fill an existing Class III director vacancy.

As of December 31, 2021, each of Messrs. Holzer, Ortale, Scheinthal and Stream held 120,192 unvested RSUs and Mr. Salehi held 133,378 unvested RSUs.
In April 2022, the Compensation Committee and Board adopted a policy to compensate each of the non-employee Board members (other than Mr. Green) for board services from and after the date of the 2022 annual meeting through the 2023 annual meeting comprised of RSUs to be valued at $150,000 on the date of grant (2022 annual meeting) and the RSUs will vest upon the earlier to occur of (i) the one-year anniversary of the 2022 annual meeting, (ii) the 2023 annual meeting, or (iii) change of control, provided such director continuously serves on the Board through the vesting date. Directors are also reimbursed for reasonable travel and other related expenses.

PROPOSAL NO. 2 — APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO BETWEEN ONE-FOR-FOUR (1:4) AND ONE-FOR-FIFTEEN (1:15), WITHOUT REDUCING THE AUTHORIZED NUMBER OF SHARES OF OUR COMMON STOCK, IF AND WHEN DETERMINED BY OUR BOARD IN ITS SOLE DISCRETION
Overview
The reverse stock split proposal, if approved, would not immediately cause a reverse stock split, but rather would grant authorization to our Board to effect a reverse stock split (without reducing the number of authorized shares of our common stock), if, and when determined by our Board in its sole discretion. Our Board has deemed it advisable, approved and is hereby soliciting stockholder approval of, an amendment to our Certificate of Incorporation to effect a reverse stock split at a ratio between one-for-four (1:4) and one-for-fifteen (1:15) (the “Split Ratio Range”), in the form set forth in Appendix A to this proxy statement.
If we receive the required stockholder approval, our Board will have the sole authority to elect, at any time prior to May 31, 2023, whether or not to effect a reverse stock split. Even with stockholder approval of the reverse stock split proposal, our Board will not be obligated to pursue the reverse stock split. Rather, our Board will have the flexibility to decide whether or not a reverse stock split (and at what ratio within the Split Ratio Range) is in the best interests of the Company and its Stockholders.
If approved by our stockholders and following such approval our Board determines that effecting a reverse stock split is in the best interests of the Company and our stockholders, the reverse stock split would become effective upon filing an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. As filed, the amendment would state the number of outstanding shares to be combined into one share of our common stock, at the ratio approved by our Board within the Split Ratio Range. The amendment would not change the par value of our common stock and would not impact the total number of authorized shares of our common stock. Therefore, upon effectiveness of a reverse stock split, the number of shares of our common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of our common stock.
Although we presently intend to effect the reverse stock split to regain compliance with the Nasdaq Capital Market’s minimum bid price requirement, under Section 242(c) of the DGCL, our Board has reserved the right, notwithstanding our stockholders’ approval of the proposed amendment of the Certificate of Incorporation at the Annual Meeting, to abandon the proposed amendment at any time (without further action by our stockholders) before the amendment of the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware. Our Board may consider a variety of factors in determining whether or not to proceed with the proposed amendment of the Certificate of Incorporation, including overall trends in the stock market, recent changes and anticipated trends in the per-share market price of our common stock, business developments and our actual and projected financial performance. If the closing bid price of our common stock on the Nasdaq Capital Market reaches a minimum of $1.00 per share and remains at or above that level for a minimum of ten consecutive trading days (or longer, if required by the Nasdaq Listing Qualifications Panel), as discussed more fully below, our Board may decide to abandon the filing of the proposed amendment of the Certificate of Incorporation.
Purpose and Overview of the Reverse Stock Split
Our primary objective in effectuating the reverse stock split would be to attempt to raise the per-share trading price of our common stock to continue our listing on the Nasdaq Capital Market. To maintain listing, the Nasdaq Listing Rules require, among other things, that our common stock maintain a minimum closing bid price of $1.00 per share (the “Bid Price Rule”). On April 20, 2022, the closing bid price for our common stock on the Nasdaq Capital Market was $0.30 per share.
On January 26, 2022, we received written notice from the Nasdaq Listing Qualifications staff of The Nasdaq Stock Market, indicating that the minimum bid price of our common stock had closed at less than $1.00 per share over the last 30 consecutive business days, and as a result, did not comply with the Bid Price Rule. In accordance with the Nasdaq Listing Rules, the Company was provided an initial period of 180 calendar days, or until July 25, 2022, to regain compliance with the Bid Price Rule. If we fail to regain compliance with the Bid Price Rule before July 25, 2022, but meet certain other applicable standards, the Company may be eligible for additional time to comply with the Bid Price Rule. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards of the Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period. If the Company does not regain compliance with the minimum bid price rule during the second compliance period, Nasdaq may provide written notification to the Company that its common stock will be delisted.
Our Board is seeking stockholder approval for the authority to effectuate the reverse stock split as a means of increasing the share price of our common stock to or above $1.00 per share to avoid further action by Nasdaq, in the event we are not able to satisfy the Bid Price Rule before the applicable deadline. We expect that the reverse stock split would increase the bid price per share of our common stock above the $1.00 per share minimum price, thereby satisfying this listing requirement. However, there can be no assurance that the reverse stock split would have that effect, initially or in the future, or that it would enable us to maintain the listing of our common stock on the Nasdaq Capital Market. We are not aware of any present efforts by anyone to accumulate our common stock, and the proposed reverse stock split is not intended to be an anti-takeover device.
In addition, we believe that the low per-share market price of our common stock impairs its marketability to, and acceptance by, institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of shares of our common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them or our reputation in the financial community. In practice, however, many investors, brokerage firms and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the price of our common stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of our common stock.
We also believe that a higher stock price could help us attract and retain employees and other service providers. We believe that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization. If the reverse stock split successfully increases the per-share price of our common stock, we believe this increase would enhance our ability to attract and retain employees and service providers. Further, the reverse stock split will result in additional authorized and unissued shares becoming available for general corporate purposes as the Board may determine from time to time, including for use under the 2018 Incentive Plan.
We believe that the decrease in the number of shares of our outstanding common stock because of the reverse stock split, and the anticipated increase in the price per share, would possibly promote greater liquidity for our stockholders with respect to their shares. However, liquidity may be adversely affected by the reduced number of shares that would be outstanding if the reverse stock split is effected, particularly if the price per share of our common stock begins a declining trend after the reverse stock split is effectuated.
There can be no assurance that the reverse stock split would achieve any of the desired results. There also can be no assurance that the price per share of our common stock immediately after the reverse stock split would increase proportionately with the reverse stock split, or that any increase would be sustained for any period of time.
If our stockholders do not approve the reverse stock split proposal and our stock price does not otherwise increase to greater than $1.00 per share for at least ten consecutive trading days before July 25, 2022, or by the completion of a second compliance period, we expect our common stock to be subject to a delisting action by the Nasdaq Capital Market. We believe the reverse stock split is the most likely way to assist the stock price in reaching the minimum bid level required by the Nasdaq Capital Market, although effecting the reverse stock split cannot guarantee that we would be in compliance with the minimum bid price requirement for even the minimum ten-day trading period required by the Nasdaq Capital Market.

Furthermore, the reverse stock split cannot guarantee we would be in compliance with the market capitalization, net worth or stockholders’ equity criteria required to maintain our listing on the Nasdaq Capital Market.
If our common stock were delisted from the Nasdaq Capital Market, trading of our common stock would thereafter be conducted on the OTC Bulletin Board or the “pink sheets.” As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock. To relist shares of our common stock on the Nasdaq Capital Market, we would be required to meet the initial listing requirements for either the Nasdaq Capital Market or the Nasdaq Global Market, which are more stringent than the maintenance requirements.
If our common stock were delisted from the Nasdaq Capital Market and the price of our common stock were below $5.00 at such time, such stock would come within the definition of “penny stock” as defined in the Exchange Act and would be covered by Rule 15g-9 of the Exchange Act. That rule imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5 million or individuals with net worth in excess of $1 million or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. These additional sales practice restrictions would make trading in our common stock more difficult and the market less efficient.
In evaluating whether to seek stockholder approval for the reverse stock split, our Board took into consideration negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.
Even if our stockholders approve the reverse stock split, our Board reserves the right not to effect the reverse stock split if, in our Board’s opinion, it would not be in the best interests of the Company or our stockholders to effect such reverse stock split.
Risks Associated with the Reverse Stock Split
We cannot predict whether the reverse stock split, if completed, will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:
•
the market price per share would either exceed or remain in excess of the $1.00 minimum bid price per share as required to maintain the listing of our common stock on the Nasdaq Capital Market;

•
we would otherwise meet the requirements for continued listing of our common stock on the Nasdaq Capital Market;

•
the market price per share of our common stock after the reverse stock split would rise in proportion to the reduction in the number of shares outstanding before the reverse stock split;

•
the reverse stock split would result in a per-share price that would attract brokers and investors who do not trade in lower-priced stocks;

•
the reverse stock split would result in a per-share price that would increase our ability to attract and retain employees and other service providers; or

•
the reverse stock split would promote greater liquidity for our stockholders with respect to their shares.

In addition, the reverse stock split would reduce the number of outstanding shares of our common stock without reducing the number of shares of authorized common stock, thereby increasing the number of available and unissued shares of common stock. Therefore, the number of shares of our common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of our common stock following the reverse stock split. The Board may authorize the issuance of the remaining authorized and unissued shares without further stockholder action for a variety of purposes, except as such stockholder approval may be required in particular cases by our Certificate of Incorporation, applicable law or the rules of any stock exchange on which our securities may then be listed. The issuance of additional shares would be dilutive to our existing stockholders and may cause a decline in the trading price of our common stock.
The market price of our common stock is based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.
Principal Effects of the Reverse Stock Split on the Market for Our Common Stock
On April 20, 2022, the closing bid price for our common stock on the Nasdaq Capital Market was $0.30 per share. By decreasing the number of shares of our common stock outstanding without altering the aggregate economic interest represented by the shares, we believe the market price would be increased. The greater the market price rises above $1.00 per share, the less risk there would be that we would fail to meet the requirements for maintaining the listing of our common stock on the Nasdaq Capital Market. However, there can be no assurance that the market price of the common stock would rise to or maintain any particular level or that we would at all times be able to meet the requirements for maintaining the listing of our common stock on the Nasdaq Capital Market.
Principal Effects of the Reverse Stock Split on Our Common Stock; No Fractional Shares
If our stockholders approve granting our Board the authority to amend our Certificate of Incorporation to effect a reverse stock split, and if our Board decides to effectuate such amendment, the principal effect of the amendment would be to reduce the number of issued and outstanding shares of our common stock, in accordance with the Split Ratio Range, from 158,364,819 shares as of the record date to between and including 39,591,204 shares and 10,557,654 shares. If the reverse stock split is effectuated, the total number of shares of our common stock each stockholder holds would be reclassified automatically into the number of shares of our common stock equal to the number of shares of our common stock each stockholder held immediately before the reverse stock split divided by the ratio approved by Board within the Split Ratio Range.
Effecting the reverse stock split will not change the total authorized number of shares of our common stock. However, the reduction in the issued and outstanding shares would provide more authorized shares available for future issuance.
The reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests, except to the extent that the reverse stock split results in such stockholder owning a fractional share. We expect that after the amendment to our Certificate of Incorporation is filed, Continental, our transfer agent, would aggregate all fractional shares and arrange for them to be sold at the then-prevailing prices on the open market on behalf of those stockholders who would otherwise be entitled to receive a fractional share. We expect that the transfer agent would cause the sale to be conducted in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our common stock. After completing the sale, stockholders would receive a cash payment from the transfer agent in an amount equal to their pro rata shares of the total net proceeds of these sales. The proceeds would be subject to certain taxes as discussed below. In addition, stockholders would not be entitled to receive interest for the period of time between the filing of the amendment to the Certificate of Incorporation and the date a stockholder receives payment for the cashed-out shares. The payment amount would be paid to the stockholder in the form of a check in accordance with the procedures outlined below.
After the reverse stock split, a stockholder would have no further interest in the Company with respect to such stockholder’s cashed-out fractional shares. A person otherwise entitled to a fractional interest would not have any voting, dividend or other rights except to receive payment as described above.

Principal Effects of the Reverse Stock Split on Outstanding Options and Warrants
As of the record date, we had outstanding (i) stock options to purchase an aggregate of 9,644,914 shares of our common stock with exercise prices ranging from $0.04 to $9.05 per share and (ii) warrants to purchase an aggregate of 579,365 shares of our common stock with exercise prices of $8.63 per share. Under the terms of the stock options and warrants, when the reverse stock split becomes effective, the number of shares of our common stock covered by each of them would be divided by the number of shares being combined into one share of our common stock in the reverse stock split and the exercise or conversion price per share would be increased to a dollar amount equal to the current exercise or conversion price, multiplied by the number of shares being combined into one share of our common stock in the reverse stock split. This results in the same aggregate price being required to be paid upon exercise as was required immediately preceding the reverse stock split. The number of shares reserved under the 2018 Incentive Plan would decrease by the ratio approved by the Board within the Split Ratio Range.
Principal Effects of the Reverse Stock Split on Legal Ability to Pay Dividends
Our Board has not declared, nor does it have any plans to declare in the foreseeable future, any distributions of cash, dividends or other property, and we are not in arrears on any dividends. Therefore, we do not believe that the reverse stock split would have any effect with respect to future distributions, if any, to holders of our common stock.
Accounting Matters
The reverse stock split would not affect the par value of our common stock or preferred stock, which would remain unchanged at $0.0001 per share. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our common stock would be reduced by the ratio approved by the Board within the Split Ratio Range, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. The per-share net income or loss and per-share net book value of our common stock would be increased because there would be fewer shares of our common stock outstanding.
Beneficial Holders of Our Common Stock (Stockholders Who Hold in “Street Name”)
Upon the reverse stock split, we intend to treat shares held by stockholders in “street name,” through a broker, in the same manner as registered stockholders whose shares are registered in their names. Brokers would be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name.” However, brokers may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. Stockholders holding shares of our common stock with a broker and having any questions in this regard should contact their broker.
Registered “Book-Entry” Holders of Our Common Stock
If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. If such a stockholder is entitled to post-reverse stock split shares, a transaction statement would automatically be sent to such stockholder’s address of record indicating the number of shares of our common stock held following the reverse stock split.
If such a stockholder is entitled to a payment in lieu of any fractional share interest, a check would be mailed to the stockholder’s registered address as soon as practicable after the effective time of the reverse stock split. By signing and cashing the check, stockholders would warrant that they owned the shares of our common stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. No stockholders would be entitled to receive interest for the period of time between the effective time of the reverse stock split and the date payment is received.
No Dissenters’ Rights
Under the DGCL, stockholders are not entitled to dissenters’ rights with respect to the reverse stock split.

Material Federal Income Tax Consequences of the Reverse Stock Split
The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of our common stock.
For purposes of this summary a “non-U.S. holder” is any beneficial owner of our common stock that is not a “U.S. holder.” A “U.S. holder” is any of the following:
•
an individual who is or is treated as a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, (i) if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States Persons” have the authority to control all substantial decisions of such trust or (ii) that has a valid election in effect to be treated as “United States Persons” for U.S. federal income tax purposes.

This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by stockholders. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).
This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (“Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split.
EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.
If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.
Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.
U.S. Holders
The reverse stock split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized upon the reverse stock split. In addition, the aggregate tax basis in the common stock received pursuant to the reverse stock split should equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the common stock received should include the holding period for the common stock surrendered.
A U.S. holder that receives cash in lieu of a fractional share of common stock in the reverse stock split generally will be treated as having received such fractional share and then as having received such cash in redemption of such fractional share interest. A U.S. holder generally will recognize gain or loss measured by the difference between the amount of cash received and the portion of the basis of the pre-reverse stock split common stock allocable to such fractional interest. Such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in our common stock surrendered in the reverse stock split was greater than one year as of the date of the exchange.
U.S. Information Reporting and Backup Withholding
Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the reverse stock split in the case of certain U.S. holders. In addition, U.S. holders may be subject to a backup withholding tax at the rate specified in the Code on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.
Non-U.S. Holders
Generally, non-U.S. holders will not recognize any gain or loss upon completion of the reverse stock split. In particular, gain or loss will not be recognized with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment or fixed base in the United States), (b) with respect to non-U.S. holders who are individuals, such non-U.S. holders are present in the United States for less than 183 days in the taxable year of the reverse stock split and other conditions are met, and (c) such non-U.S. holders comply with certain certification requirements.
U.S. Information Reporting and Backup Withholding Tax
In general, backup withholding and information reporting will not apply to payments of cash in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the reverse stock split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our common stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.
Vote Required
The affirmative vote of the “majority” of our issued and outstanding shares of common stock entitled to vote is required to approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of Company common stock at a ratio between one-for-four (1:4) and one-for-fifteen (1:15), without reducing the authorized number of shares of Company common stock, if and when determined by the Company’s Board of Directors. An abstention on this proposal will have the same effect as a vote “AGAINST” the proposal. If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority to vote your shares on this Proposal No. 2, even if the broker does not receive voting instructions from you. Accordingly, there will be no “broker non-votes” on this proposal.
The Board recommends that you vote FOR the proposal to approve the amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of Company common stock at a ratio between one-for-four (1:4) and one-for-fifteen (1:15), without reducing the authorized number of shares of Company Common Stock, if and when determined by the Board in its sole discretion.

PROPOSAL NO. 3 — APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE WAITR HOLDINGS INC. 2018 OMNIBUS INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER
We are asking our stockholders to approve the Waitr Holdings Inc. Amended and Restated 2018 Omnibus Incentive Plan (the “Amended Plan”), which is an amendment and restatement of the 2018 Incentive Plan. On April 20, 2022, the Board approved the Amended Plan, subject to approval by our stockholders at the Annual Meeting. The form of Amended Plan is attached hereto as Appendix B. The adoption of the Amended Plan is necessary to allow us to continue to make equity awards to attract, retain and motivate our officers, key employees and directors and to continue to link the interests of participants to those of the Company’s stockholders.
Key Aspects of the Amended Plan
Share Reserve Increase.   The 2018 Incentive Plan provides a range of incentive tools and sufficient flexibility to permit the plan administrator to implement it in ways that will make the most effective use of the shares of common stock (the “Common Stock”) that the Company’s stockholders authorize for incentive purposes. The Board determined that increasing the number of shares of Common Stock reserved for issuance under the Amended Plan is advisable to provide additional shares for grants to our officers, key employees and directors. Thus, the Board approved the Amended Plan, which increases by 15,000,000 the number of shares of Common Stock that may be issued pursuant to awards thereunder, subject to approval by our stockholders at the Annual Meeting.
If the Amended Plan is not approved by our stockholders, the 2018 Incentive Plan will remain in effect, and we will be limited in our ability to provide additional shares for grants to our employees, directors and consultants.
Equity Usage and Burn Rate
In developing our share request for the Amended Plan and analyzing the impact of utilizing equity on our stockholders, the Board considered our equity usage, “burn rate” and “net burn rate.” Equity usage provides a measure of the potential dilutive impact of our equity award program. Burn rate, a measure of the rate at which companies use shares available for grant under their equity compensation plans, is an important factor for investors concerned about stockholder dilution. In setting and recommending to stockholders the number of additional shares to be authorized under the Amended Plan, the Compensation Committee and the Board considered the Company’s burn rate for all grants of equity for the past three fiscal years. The following table shows our net burn rate for the last three years taking into account all equity awards made by the Company.
	2021	2020	2019	3-Year Average
Options granted	500,000	9,572,397	301,419
Options forfeited	(525,454)	(100,739)	(650,963)
Full value awards granted	8,020,960	7,401,826	5,004,664
Full value awards forfeited	(888,592)	(1,945,150)	(1,887,411)
Net awards granted	7,106,914	14,928,334	2,767,709
Weighted average shares outstanding	120,593,501	98,095,081	72,404,020
Net burn rate	5.89%	15.22%	3.82%	8.31%
We calculated net burn rate for each year by (a) adding options granted and full value awards granted, subtracting (b) any options forfeited and full value awards forfeited, and dividing the result by the weighted average shares outstanding. Our three-year average net burn rate is 8.31%.
Description of the Amended Plan
We adopted the 2018 Incentive Plan in connection with the Landcadia Business Combination, pursuant to which cash and equity-based incentives may be granted to participating employees, directors and consultants. The principal purposes of the Amended Plan are to encourage profitability and growth through short-term and long-term incentives that are consistent with our objectives; to give participants an incentive for excellence in individual performance; to promote teamwork among participants; and to give us a significant advantage in attracting and retaining key employees, directors, and consultants. The Amended Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Code, non-qualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance-based awards, and other stock-based or cash-based awards. A summary of the Amended Plan is set forth below. This summary of the Amended Plan is qualified by reference to the full text of the Amended Plan, which has been included as Appendix B and is incorporated by reference herein.
Administration.   The Amended Plan is administered by the Board or by a committee that the Board designates for this purpose (referred to herein as the plan administrator). The plan administrator has the power to determine the terms of the awards granted under the Amended Plan, including the exercise price, the number of shares of Common Stock subject to each award, and the exercisability of the awards. The plan administrator also has the full power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the Amended Plan.
Eligibility for Participation.   Certain employees, consultants, and directors are eligible to be granted awards under the Amended Plan, other than incentive stock options, which may be granted only to employees. There are currently approximately 672 employees and six non-employee directors who would potentially be eligible to receive awards under the Amended Plan.
Shares Available for Awards.   If stockholders approve the Amended Plan, subject to adjustment as provided in the Amended Plan including if we effect a reverse stock split, the number of shares available for future awards under the Amended Plan as of the date of the Annual Meeting would be the sum of (i) 15,000,000 and (ii) 5,159,120 (the number of shares available for future awards under the 2018 Incentive Plan as of April 14, 2022 and assuming for this calculation no further award grants subsequent to such date).
In addition, the aggregate number of shares of Common Stock reserved and available for issuance under the Amended Plan will automatically increase on January 1st of each year, in an amount equal to five percent (5%) of the total number of outstanding shares of Common Stock on December 31st of the preceding calendar year (which includes for this calculation common stock issuable upon exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar rights to acquire common stock). However, the plan administrator may act prior to January 1st of a given year to provide that there will be no January 1st increase for such year or that the increase for such year will be a lesser number of shares of Common Stock.
Award Limits.   The aggregate grant date fair market value of shares of Common Stock subject to awards granted during any fiscal year to any non-employee director, when taken together with the cash fees paid to such non-employee director during the fiscal year (in each case, with respect to his or her service as a non-employee director), shall not exceed $750,000.
Stock Options.   Under the Amended Plan, the plan administrator may grant participants incentive stock options, which qualify for special tax treatment in the United States, as well as non-qualified stock options. The plan administrator will establish the duration of each option at the time it is granted, with a maximum duration of 10 years from the grant date, and may also establish vesting performance requirements that must be met prior to the exercise of options. If on the date an outstanding option would expire, the exercise of the option would violate applicable securities laws or any insider trading policy maintained by the Company, the expiration date applicable to the option will be extended (except to the extent that such extension would violate Section 409A of the Code), to a date that is 30 calendar days after the date that the exercise of the option would no longer violate applicable securities laws or any such insider trading policy.
Stock option grants must have an exercise price per share that is equal to or greater than the fair market value of our Common Stock on the date of grant. Stock option grants may include provisions that permit the option holder to exercise all or part of the holder’s vested options, or to satisfy withholding tax liabilities, by tendering shares of Common Stock already owned by the option holder with a fair market value equal to the exercise price.

The maximum number of shares of Common Stock that may be issued pursuant to stock options that are intended to be incentive stock options is 53,855,146.
SARs.   The plan administrator may also grant SARs, which will be exercisable upon the occurrence of certain contingent events. SARs may entitle the holder upon exercise to receive an amount in any combination of cash and shares of Common Stock (as determined by the plan administrator) equal in value to the excess of the fair market value of the shares of Common Stock covered by the SARs over the exercise price of the SARs.
Restricted Stock.   The plan administrator may also grant restricted stock, which are awards of our shares of Common Stock that vest in accordance with the terms and conditions established by the plan administrator. The participant generally will have the rights of a stockholder of the Company with respect to the shares of restricted stock and may be entitled to receive dividends on such shares, as specified in the applicable award agreement.
Restricted Stock Units.   Restricted stock units represent the right to receive shares of Common Stock at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit award agreement, the Company will deliver to the holder of the restricted stock unit unrestricted shares of Common Stock, which will be freely transferable.
Performance-Based Awards.   Performance-based awards are denominated in shares of our Common Stock, stock units, or cash, and are linked to the satisfaction of performance criteria established by the plan administrator. The performance-based criteria applicable to such awards shall be determined by reference to any one or more of the following: a change in control; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profit after tax; cash flow; revenue; net revenues; sales; days sales outstanding; scrap rates; income; net income; operating income; net operating income; operating margin; earnings; earnings per share; return on equity; return on investment; return on capital; return on assets; return on net assets; total shareholder return; economic profit; market share; appreciation in the fair market value, book value or other measure of value of the Common Stock; expense or cost control; working capital; volume or production; new products; customer satisfaction; brand development; employee retention or employee turnover; employee satisfaction or engagement; environmental, health or other safety goals; individual performance; strategic objective milestones; and any combination of, or a specified increase or decrease in, any of the foregoing.
Change in Control Provisions.   The plan administrator may specify in an award agreement that an award will vest on an accelerated basis upon a participant’s termination of employment or service in connection with a change in control of the Company or upon the occurrence of any other event as set forth in the award agreement. If the Company is party to an agreement that is reasonably likely to result in a change in control, such agreement may provide for: (i) the continuation of any awards by the Company, if the Company is the surviving corporation; (ii) the assumption or substitution of equivalent awards for any awards by the surviving corporation or its parent or subsidiary; or (iii) the settlement of any awards for the fair market value of a share of Common Stock upon a change in control (less, as applicable, the per share exercise or grant price), or, if the per share exercise or grant price exceeds the fair market value upon a change in control or if the plan administrator determines that an award cannot reasonably become vested pursuant to its terms, that such awards will terminate and be cancelled.
Amendment and Termination.   The Board or the plan administrator may amend, alter or terminate the Amended Plan, but no amendment, alteration or termination of the Amended Plan may impair the rights of any participant with respect to outstanding awards without the participant’s consent. Stockholder approval of an amendment, alteration or termination will be obtained to increase the aggregate share limit and annual award limits (subject to adjustment as described above). The Amended Plan is unlimited in duration, but no awards may be granted under the Amended Plan on or after the tenth anniversary of the date that it is approved by the Company’s stockholders.
Certain U.S. Federal Income Tax Effects
The following is a brief summary of the United States federal income tax treatment generally applicable to awards under the Amended Plan. The description is based on current federal tax laws, rules and regulations, which are subject to change, and does not purport to be a complete description of the federal income tax aspects of the Amended Plan. A participant may also be subject to state and local taxes.
Nonqualified Stock Options.   An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of a nonqualified stock option. Rather, at the time of exercise of the nonqualified stock option, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. If the shares of Common Stock acquired upon the exercise of a nonqualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee), depending upon the length of time such shares were held by the optionee.
Incentive Stock Options.   An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of an incentive stock option (within the meaning of Section 422 of the Code) and the Company will not be entitled to a deduction at that time. If the incentive stock option is exercised during employment or within 90 days following the termination thereof (or within one year following termination, in the case of a termination of employment due to retirement, death or disability, as such terms are defined in the Amended Plan), the optionee will not recognize any income and the Company will not be entitled to a deduction. The excess of the fair market value of the shares of Common Stock on the exercise date over the exercise price, however, is includible in computing the optionee’s alternative minimum taxable income.
Generally, if an optionee disposes of shares acquired by exercising an incentive stock option either within two years after the date of grant or one year after the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the sale price, if lower) over the exercise price. The balance of any gain or loss will generally be treated as a capital gain or loss to the optionee. If the shares of Common Stock are disposed of after the two-year and one-year periods described above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.
SARs.   A participant subject to United States federal income tax who is granted a SAR will not recognize ordinary income for United States federal income tax purposes upon receipt of the SAR. At the time of exercise, however, the participant will recognize ordinary income equal to the value of any cash received and the fair market value on the date of exercise of any shares of Common Stock received. The Company will not be entitled to a deduction upon the grant of a SAR, but generally will be entitled to a deduction for the amount of income the participant recognizes upon the participant’s exercise of the SAR. The participant’s tax basis in any shares of Common Stock received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.
Restricted Stock.   A participant subject to United States federal income tax generally will not be taxed upon the grant of a restricted stock award, but rather will recognize ordinary income for United States federal income tax purposes in an amount equal to the fair market value of the shares at the time the restricted stock is no longer subject to a substantial risk of forfeiture (within the meaning of the Code). The Company generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the restricted shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. The Company generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.
Restricted Stock Units.   A participant subject to United States federal income tax who is granted a restricted stock unit will not recognize ordinary income for United States federal income tax purposes upon the receipt of the restricted stock unit, but rather will recognize ordinary income in an amount equal to the fair market value of the shares of Common Stock at the time of settlement, and the Company will have a corresponding deduction at that time.
Other Stock-Based and Other Cash-Based Awards.   In the case of other stock-based and other cash-based awards, depending on the form of the award, a participant subject to United States federal income tax will not be taxed upon the grant of such an award, but, rather, will recognize ordinary income for United States federal income tax purposes when such an award vests or otherwise is free of restrictions. In any event, the Company will be entitled to a deduction at the time when, and in the amount that, a participant recognizes ordinary income.
Deductibility Limit on Compensation in Excess of $1 Million.   Section 162(m) of the Code generally limits the deductible amount of total annual compensation paid by a public company to each “covered employee” to no more than $1 million.
Future Grants.   The terms and number of stock options or other awards to be granted in the future under the Amended Plan are to be determined in the discretion of the plan administrator. Since no other determinations regarding awards or grants to be granted in the future have yet been made, the benefits or amounts that will be received by or allocated to the Company’s executive officers or other eligible employees or non-employee directors cannot be determined at this time.
Equity Compensation Plan Information
The following table summarizes information, as of December 31, 2021, for the equity compensation plans of the Company pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares may be granted from time-to-time.
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (#)	Weighted average exercise price of outstanding options, warrants and rights (b) ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (#)
Equity compensation plans approved by security holders:
Waitr, Inc. 2014 Stock Plan	69,344	$0.94	—
2018 Incentive Plan	21,361,655(1)	$0.38(2)	5,119,807
Equity compensation plans not approved by security holders	—	—	—
Total	21,430,999(1)	$0.39(2)	5,119,807

(1)
Includes 11,774,071 shares issuable upon the vesting of RSUs.

(2)
The weighted-average exercise price excludes RSUs, which have no exercise price.

The 2018 Incentive Plan provides for automatic increases in shares reserved for issuance on January 1 of each year, for a period of not more than ten years, commencing on January 1, 2021, in an amount equal to 5% of the total number of outstanding shares of the Company’s common stock on December 31 of the preceding calendar year (which includes for purposes of this calculation common stock issuable upon exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire common stock).
Vote Required
The affirmative vote of a “majority” of votes cast by holders of our shares of common stock present virtually or represented by proxy and entitled to vote at the Annual Meeting is required to approve the amendment and restatement of the 2018 Incentive Plan. Abstentions or “broker non-votes” will have no effect on the outcome of the vote of this proposal.
The Board of Directors unanimously recommends a vote “FOR” the amendment and restatement of the Waitr Holdings Inc. Amended and Restated 2018 Omnibus Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder.

PROPOSAL NO. 4 — APPROVAL, BY ADVISORY VOTE, OF EXECUTIVE COMPENSATION
Under Section 14A of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Company’s stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the rules of the SEC. This “say-on-pay” vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy and policies described in this Proxy Statement. At the 2021 Annual Meeting, the stockholders approved an annual frequency for the “say-on-pay” vote. The Company is asking stockholders to indicate their support at the Annual Meeting for the compensation of our named executive officers as described in this Proxy Statement by casting an advisory vote “FOR” the following resolution:
“RESOLVED, that the stockholders approve the compensation of the “named executive officers” of Waitr Holdings Inc., as disclosed in the section entitled “Executive Compensation” in the Proxy Statement for the Waitr Holdings Inc. 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”
Vote Required
The affirmative vote of a majority of the votes cast by holders of our shares of common stock present virtually or represented by proxy and entitled to vote at the Annual Meeting is required to approve, on an advisory basis, the compensation of our named executive officers as described in the section entitled “Executive Compensation” below. Because the vote is advisory, it will not be binding on the Company, the Board or the Compensation Committee. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to us and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
The Board recommends that you vote FOR the proposal to approve the compensation of the Company’s named executive officers, as described in this Proxy Statement.

PROPOSAL NO. 5 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and recommends that stockholders vote for ratification of such selection. Although we are not required by law to obtain such ratification from our stockholders, we have determined that it is desirable to do so. If our stockholders do not ratify the selection of Moss Adams LLP, the Audit Committee may reconsider its selection. The Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and our stockholders.
Moss Adams LLP has audited our consolidated financial statements since 2018. We expect that representatives of Moss Adams LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.
Principal Accountant Fees and Services
The following table shows the fees for professional services rendered to the Company by Moss Adams LLP for services in respect of the years ended December 31, 2021 and 2020.
	2021	2020
Audit Fees(1)	$832,012	$873,026
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$832,012	$873,026

(1)
Audit fees include fees associated with the annual audit of our consolidated financial statements, the reviews of our interim condensed consolidated financial statements, accounting and financial reporting consultations, and the issuance of consent and comfort letters in connection with registration statement filings with the SEC, and all services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements.

All of the professional services described above were pre-approved by the Audit Committee or were pre-approved in accordance with the Audit Committee Pre-Approval Policy. The Audit Committee was provided with regular updates as to the nature of such services and fees paid for such services.
None of the hours expended on the independent registered public accounting firm’s engagement to audit the Company’s financial statements for the most recent fiscal year were attributed to work performed by persons other than the independent registered public accounting firm’s full-time permanent employees.
Policy on Pre-Approval of Services Performed by Independent Registered Public Accounting Firm
The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee shall review and, in its sole discretion, pre-approve all audit and permitted non-audit services to be provided by the independent auditors as provided under the Audit Committee’s charter.
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally requires pre-approval of specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

Vote Required
The affirmative vote of a “majority” of votes cast by holders of our shares of common stock present virtually or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Abstentions will have no effect on the outcome of the vote. If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority to vote your shares on this Proposal No. 5, even if the broker does not receive voting instructions from you.
The Board of Directors unanimously recommends a vote “FOR” the ratification of the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

PROPOSAL NO. 6 — THE ADJOURNMENT PROPOSAL
We are asking our stockholders to approve one or more adjournments of the Annual Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the Annual Meeting or if we do not have a quorum at the Annual Meeting (“Adjournment Proposal”). If our stockholders approve the Adjournment Proposal, we could adjourn the Annual Meeting and any reconvened session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously returned properly executed proxies voting against approval of any of the proposals. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of a proposal such that the proposal would be defeated, we could adjourn the Annual Meeting without a vote on the approval of such proposal and seek to convince the holders of those shares to change their votes to votes in favor of approval of such proposal. Additionally, we may seek to adjourn the Annual Meeting if a quorum is not present at the Annual Meeting.
The Board believes that it is in the best interests of our Company and our stockholders to be able to adjourn the Annual Meeting to a later date or dates if necessary or appropriate for the purpose of soliciting additional proxies in respect of the approval of any of the proposals if there are insufficient votes to approve such proposal at the time of the Annual Meeting or in the absence of a quorum.
Vote Required
The affirmative vote of a “majority” of votes cast by holders of our shares of common stock present virtually or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Adjournment Proposal. Abstentions will have no effect on the outcome of the vote. If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority to vote your shares on this Proposal No. 6, even if the broker does not receive voting instructions from you.
The Board of Directors unanimously recommends a vote “FOR” the approval of the Adjournment Proposal.

EXECUTIVE OFFICERS
Set forth below is a list and biographical information (except for Carl A. Grimstad, whose biography is listed in the section entitled “Information Regarding Director Nominees and Continuing Directors”) for each of our current executive officers.
Name	Age	Position(s) Held
Carl A. Grimstad	54	Chief Executive Officer and Chairman
Leo Bogdanov	35	Chief Financial Officer
Armen Yeghyazarians	46	Chief Accounting Officer
Thomas C. Pritchard	62	General Counsel
Mark D’Ambrosio	43	Chief Sales Officer
David Cronin	69	Chief Engagement Officer
Timothy Newton	48	Chief Technology Officer
Matthew Coy	51	Chief Information Officer
Leo Bogdanov, 35, has served as our Chief Financial Officer since May 2020, and served as our Chief Accounting Officer from May 2020 until September 2021. Mr. Bogdanov previously served as director of Financial Planning & Analysis for the Company from January 2019 to May 2020, and held the same role at BiteSquad.com, LLC (“Bite Squad”) from March 2018 until the Company’s acquisition of Bite Squad in January 2019. From September 2008 until joining Bite Squad, Mr. Bogdanov held various roles within the deals practice of PricewaterhouseCoopers LLP, focusing on advising corporate and private equity clients on both buy- and sell-side transactions across a variety of industries. Mr. Bogdanov received a Bachelor of Business Management from Gettysburg College.
Armen Yeghyazarians, 46, has served as our Chief Accounting Officer since September 2021. Mr. Yeghyazarians has over 20 years of finance and accounting experience and has held senior management roles at various public and private companies. Mr. Yeghyazarians served as director of accounting for 99 Cents Only from February 2019 through September 2021, and prior to that as vice president/controller of a subsidiary of Paysafe, from October 2015 through December 2018. Mr. Yeghyazarians is an active CPA in the state of California and holds a Bachelor of Science from California State University, Northridge.
Thomas C. Pritchard, 62, has served as our General Counsel since July 2020. Mr. Pritchard has been engaged in the private practice of law for over 37 years, with extensive experience in advising public and private corporations and individuals engaged in a variety of financial and business transactions, including merger and acquisition transactions, private and public offerings of debt and equity securities, SEC regulatory compliance, board and special committee representation, and a wide variety of business advice. Mr. Pritchard holds a Juris Doctor from Southern Methodist University School of Law and a Bachelor of Arts from Northwestern University.
Mark D’Ambrosio, 43, has served as our Chief Sales Officer since July 2020. Mr. D’Ambrosio previously served as executive vice president of sales at Centerfield Media from 2017 through June 2020, where he focused on sales performance, training, agent development and recruiting. Prior to Centerfield, Mr. D’Ambrosio served as the senior vice president of direct sales for iPayment, Inc. from 2014 to 2017, where he managed direct, agent and high-risk sales. Mr. D’Ambrosio also held various sales roles at Flagship Merchant Services, Inc. for over 10 years. Mr. D’Ambrosio holds a Bachelor of Arts from Colby College.
David Cronin, 69, has served as our Chief Engagement Officer since July 2020. Mr. Cronin previously served as an HR consultant to Mainsail Group, Inc. from 2018 through June 2020 and as executive vice president and chief human resources officer at iPayment, Inc. from 2011 to 2018 where he focused on human resource matters. Mr. Cronin also served as vice president of human resources at Caritas Christi Health Care from 2009 to 2010 and Cape Cod Healthcare, Inc. from 2005 to 2009, and served as a principal at The WellSpring Group, an HR consulting firm, from 2001 to 2005. Mr. Cronin holds a Master of Science from Northeastern University and a Bachelor of Science from the United States Military Academy at West Point.

Timothy Newton, 48, has served as our Chief Technology Officer since January 2022. Mr. Newton served as chief technology officer at Fat Tuesday & New Orleans Original Daiquiris from June 2021 to December 2021 where he was responsible for strategic direction and execution of the company’s technology modernization efforts and standards. He also spearheaded the evaluation, selection and implementation of a new point-of-sale solution across 40 corporate locations, providing needed visibility to key store operational metrics. While at Papa John’s International from August 2012 to December 2020, Mr. Newton served as vice president, global technology operations, heading the tactical direction and deployment of mission critical technology infrastructure across 3200+ domestic and 1200+ international restaurants.
Matthew Coy, 51, has served as our Chief Information Officer since February 2022. Prior to joining the Company, Mr. Coy served as vice president of technology of Donatos Pizza, LLC from November 2020 to February 2022 and led the organization on a public cloud transformation. Prior to Donatos, Mr. Coy served as director of information technology at Chipotle from August 2018 to November 2020, where he led a cloud transformation. Mr. Coy also worked for Safelite from July 2016 to February 2018 as its vice president of information technology. As a leader, his teams have implemented solutions that enabled businesses to reduce costs, add functionality and mitigate risk while building relationships with clients and business leaders.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes the objectives and principles underlying our executive compensation program and outlines the material elements of compensation for the individuals identified below, referred to herein as our named executive officers (“NEOs”), who consist of our principal executive officer, principal financial officer, and the next three most highly compensated executive officers as of December 31, 2021.
•
Carl A. Grimstad, Chairman of the Board and Chief Executive Officer;

•
Leo Bogdanov, Chief Financial Officer;

•
Thomas C. Pritchard, General Counsel;

•
Mark D’Ambrosio, Chief Sales Officer;

•
David Cronin, Chief Engagement Officer;

Executive Summary and Compensation Philosophy
The Company operates an online ordering technology platform, providing delivery, carryout and dine-in options, connecting restaurants, drivers and diners in cities across the United States. The platforms are a convenient way to discover, order and receive great food and other products from local restaurants, national chains and grocery stores. Additionally, the Company facilitates merchant access to third-party payment processing solution providers, pursuant to the acquisition of the Cape Payment Companies in August 2021.
The Company believes it is in our stockholders’ best interests to attract, motivate and retain highly qualified individuals in critical positions by providing competitive compensation opportunities. Our guiding compensation principles endeavor to align executive compensation with our strategic objectives. Most importantly, we believe that our executive compensation programs appropriately link pay to performance and are well aligned with the long-term interests of our stockholders. We further believe that our executive compensation principles are competitive with similarly situated companies in the food delivery industry and other companies that are our peers in terms of annual revenues and appropriately recognize executive performance. Our Compensation Committee is responsible for establishing, implementing and maintaining the compensation program for our NEOs.
At the Annual Meeting, stockholders will be asked to approve, on an advisory basis, the compensation of our NEOs, as disclosed in this Proxy Statement, thus ratifying our compensation philosophy and approach. Such an approval will assist our Board and Compensation Committee in determining whether the fundamental characteristics of our executive compensation program should remain.
Addressing the 2021 Say-on-Pay Vote.
Our 2021 annual meeting of stockholders was the first year in which we asked shareholders to approve, on an advisory basis, the compensation of our NEOs. The 2021 shareholder vote resulted in 53.7% of the votes cast favor, 41% of the votes cast against, with 5.3% of the votes abstaining. While the vote in favor of the compensation of the NEOs was narrow and disappointing, the Company has not embarked on a formal outreach to stockholders regarding their reviews, primarily due to the lack of large institutional shareholders. However, the Compensation Committee continues to utilize the services of a compensation consultant to assist in evaluating appropriate compensation to NEOs with the goal to align compensation with the interests of our shareholders. The Compensation Committee will continue to consider the outcome of our future “say-on-pay” votes when making future compensation decisions for the NEOs.
Use of Compensation Consultants and Peer Group Data
The Compensation Committee did not consult with any compensation consultants in conjunction with its executive compensation determinations for fiscal 2021 (except as set forth below). The Compensation

Committee did not set executives’ compensation to a specific percentile of the range of total compensation represented by a specified peer group when making its executive compensation determinations for fiscal 2021. However, in connection with (i) the extension of Mr. Grimstad’s Employment Agreement in April 2021 and the grant of 3,500,000 RSUs in April 2021 and (ii) the April 2022 RSU grants and bonuses to certain NEOs, the Company consulted with LaPorte CPAs and Business Advisors (the “Compensation Consultant”). Additionally, the Compensation Consultant provided services in connection with the determination of Board compensation for 2021 and 2022. The Compensation Consultant did not provide any other services for the Company.
Role of Executives in Establishing Compensation
Our Chief Executive Officer, Carl A. Grimstad, plays an integral role in recommending compensation for NEOs (including base salary and performance-based annual and long-term cash and equity compensation). Mr. Grimstad participates in Compensation Committee meetings to provide background information on our business and financial and operational objectives and reviews the performance of each NEO based on each NEO’s contributions to achieving the Company’s business, financial and operational objectives and recommends compensation for our NEOs. Compensation Committee members also develop their own opinions regarding the annual performance of our NEOs based on interactions with them. As required by the Nasdaq listing standards, our Chief Executive Officer does not participate in deliberations concerning, or vote on, the compensation arrangements for himself. The Compensation Committee approves the compensation for all NEOs.
Compensation Committee Interlocks and Insider Participation
None of our Compensation Committee members was an officer or employee of the Company during fiscal 2021, has formerly been an officer of the Company, or has or had any related party transaction relationship with our Company of a type that is required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or Compensation Committee during fiscal 2021.
Material Elements of Executive Compensation
The key elements of our executive compensation program include base salary, discretionary bonus eligibility and long-term incentives pursuant to our common stock and benefit programs.
Base Salary and Discretionary Bonus.   We pay a base salary to each of our NEOs, the objective of which is to provide a fixed component of cash compensation to an executive that reflects the level of responsibility associated with the executive’s position and is competitive with the base compensation the executive could earn in a similar position at comparable companies. Base salary for our NEOs is reviewed annually in light of market compensation, tenure, individual performance, Company performance and other subjective considerations. Typically, our Chief Executive Officer makes recommendations to the Compensation Committee with regard to executives’ base salary that he believes are justified in light of these considerations. From time to time, the Company awards discretionary bonuses to NEOs, the purpose of which is to better align executive compensation with Company performance, market value and long-term objectives. Discretionary bonus arrangements vary among NEOs. Bonuses are dictated based on qualitative and quantitative performance criteria determined on a case-by-case basis.
The base salary of Leo Bogdanov, our Chief Financial Officer, increased from $200,000 to $320,000 in fiscal 2021 as a result of market adjustments. Messrs. Grimstad, D’Ambrosio, Cronin and Pritchard joined the Company during 2020, and the Compensation Committee determined that no changes in their base salary were warranted during 2021 (other than the extension of Mr. Grimstad’s employment agreement) and that their base salaries were at acceptable market rates.
During fiscal 2020, the Company entered into an Employment Agreement (as thereafter amended and restated, the “Grimstad Employment Agreement”) and a Performance Bonus Agreement with Carl A. Grimstad (the “Grimstad Bonus Agreement”), additional details of which are set forth under “Employment Agreements and Performance Bonus Agreements with Named Executive Officers.” Pursuant to the Grimstad

Employment Agreement, Mr. Grimstad earned a one-time cash bonus of $3,000,000, paid January 3, 2022. Pursuant to the Grimstad Bonus Agreement, Mr. Grimstad is eligible to earn a one-time cash bonus of $5,000,000, payable upon a Corporate Change (as defined in the Grimstad Bonus Agreement) that occurs on or before January 3, 2025, in which the holders of the Company’s common stock receive per share consideration that is equal to or greater than $2.00. In April 2021, the Board authorized the payment of a $1 million discretionary bonus to Mr. Grimstad and the Company amended and restated the Grimstad Employment Agreement to extend the term of Mr. Grimstad’s employment through January 3, 2025, as detailed in “Employment Agreements and Performance Bonus Agreements with Named Executive Officers.”
In July 2020, the Company paid a signing bonus of $50,000 to Mark D’Ambrosio, pursuant to his Employment Agreement (the “D’Ambrosio Employment Agreement”), additional details of which are set forth under “Employment Agreements and Performance Bonus Agreements with Named Executive Officers.” In addition, Mr. D’Ambrosio was entitled to an agreed upon $80,000 bonus for 2020. For years starting with 2021, the D’Ambrosio Employment Agreement also provides Mr. D’Ambrosio the opportunity to receive a performance bonus (the “Performance Bonus”) up to an aggregate of 50% of his Base Salary (as defined in the D’Ambrosio Employment Agreement), to be based upon the attainment of certain performance metrics established by the Company’s Chief Executive Officer, Board or Compensation Committee for each fiscal quarter. For a particular quarter, the performance metrics are based on some or all of the following criteria: active restaurant growth, order volume growth, dine-in order volume and paid placement. The metrics are established quarterly to be challenging but attainable.
Additionally, pursuant to his Employment Agreement entered into with the Company during fiscal 2020, additional details of which are set forth under “Employment Agreements and Performance Bonus Agreements with Named Executive Officers,” David Cronin is eligible to receive a discretionary bonus, in the sole discretion of the Board.
In April 2022, the Board authorized a discretionary bonus of $1,000,000 to Mr. Grimstad, a discretionary bonus of $300,000 to Mr. Pritchard, a discretionary bonus of $150,000 to Mr. D’Ambrosio, and a discretionary bonus of $100,000 to Mr. Cronin.
Long-Term Incentives under the 2018 Incentive Plan.   The purposes of the 2018 Incentive Plan are to: (i) encourage the profitability and growth of the Company through short-term and long-term incentives that are consistent with the Company’s objectives; (ii) give participants an incentive for excellence in individual performance; (iii) promote teamwork among participants; and (iv) give the Company a significant advantage in attracting and retaining key employees, directors and consultants. The level of award opportunities under the 2018 Incentive Plan is intended to be consistent with comparable companies and reflect an individual’s level of responsibility and performance.
Under the 2018 Incentive Plan, while the Compensation Committee may grant awards to participants in the form of Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units (previously defined herein as “RSUs”), Performance-Based Awards (including performance-based Restricted Shares and RSUs), Other Stock-Based Awards, Other Cash-Based Awards (as such terms are defined therein) or any combination of the foregoing, the Company has only granted Options and RSUs to NEOs. Options awarded under the 2018 Incentive Plan give executives the opportunity to purchase shares of the Company’s common stock for a period not to exceed 10 years (five years in the case of certain Incentive Stock Options) and at a price of no less than the closing sale price of the Company’s common stock on the grant date (110% of the closing sale price in the case of certain Incentive Stock Options). Executives benefit from Options only to the extent the Company’s stock price appreciates after the grant date of the Options. The Compensation Committee recognizes that an NEO, and not the Compensation Committee, decides whether or not to exercise an Option. For this reason, the Compensation Committee’s decision to grant an Option to an NEO does not take into account any gains realized by the NEO due to a decision to exercise a pre-existing Option in any given year. Historically, the Compensation Committee has not repriced Options or replaced Options that are underwater and does not intend to engage in either practice in the future. Options are granted at either a special Compensation Committee meeting or one of the Compensation Committee’s regularly scheduled meetings based on recommendations from the Chief Executive Officer, the participant’s level of responsibility and the participant’s total compensation.

RSUs awarded under the 2018 Incentive Plan give executives the opportunity to receive shares of the Company’s common stock upon satisfaction of the applicable vesting requirements set forth in a Restricted Stock Unit Award Agreement. The Compensation Committee has granted time-based and performance-based RSUs to NEOs. The value of RSUs is directly tied to the market price of the Company’s common stock and is determined at the time the applicable vesting requirement takes place. RSUs are granted at either a special Compensation Committee meeting or one of the Compensation Committee’s regularly scheduled meetings based on recommendations from the Chief Executive Officer, the participant’s level of responsibility and the participant’s total compensation.
The Compensation Committee considers granting various types of equity to newly hired executives on a case-by-case basis. The number of Options and RSUs granted during fiscal 2021 to the NEOs is set forth in the “2021 Grants of Plan-Based Awards Table.”
In March 2022, the Compensation Committee and Board authorized a 100,000 RSU grant to Mr. Bogdanov, and in April 2022, the Compensation Committee and Board authorized a 4,000,000 RSU grant to Mr. Grimstad, a 195,000 RSU grant to Mr. Pritchard, a 125,000 RSU grant to Mr. Cronin, and a 160,000 RSU grant to Mr. D’Ambrosio. Each such RSU grant vests in three equal installments on the first, second and third anniversaries of the grant date, subject to such recipients’ continued employment through the applicable vesting date and will vest in full upon a change of control, subject to continued employment through the closing of such change of control. The vesting of Mr. Grimstad’s RSU grant also accelerates upon certain circumstances, as set forth in the “Employment Agreements and Performance Bonus Agreements with Named Executive Officers.”
Other Compensation Components
Termination and Change in Control Payments.   Carl A. Grimstad, the Company’s Chief Executive Officer, has post-termination benefits under the Grimstad Employment Agreement and the Grimstad Bonus Agreement, and Leo Bogdanov, the Company’s Chief Financial Officer, has post-termination benefits under the Bogdanov Employment Agreement, all of which is described under “Employment Agreements and Performance Bonus Agreements with Named Executive Officers” and “Potential Payments upon Termination or Change in Control” below. Additionally, Stock Option Award Agreements and Restricted Stock Unit Award Agreements entered into with NEOs provide for accelerated vesting upon a change in control and, with respect to Mr. Grimstad, accelerated vesting upon a termination by the Company other than for Misconduct (as defined in the Grimstad Employment Agreement) or by Mr. Grimstad for Good Reason (as defined in the Grimstad Employment Agreement). Otherwise, we do not provide any special termination or change in control benefits to our NEOs.
Perquisites.   We may provide the following perquisites to our executive officers: auto and technology allowance; benefits allowance; relocation allowance; tax reimbursement; and other business expense reimbursements. These perquisites provide flexibility to the executives, increase travel efficiencies and allow the Company to remain competitive in the marketplace. There were no perquisites provided to our NEOs during 2021 requiring disclosure in the Summary Compensation Table.
Tax Implications
The Compensation Committee awards compensation to our executive officers as it deems appropriate to meet our overall compensation objectives, even though it may not be fully deductible for the purposes of Section 162(m) of the Code. In general, Section 162(m) prevents publicly held corporations from deducting, for federal income tax purposes, compensation paid in excess of $1,000,000 to certain executives. In certain situations, the Compensation Committee has approved, and may approve in the future, compensation that does not meet the requirements of Section 162(m) in order to ensure competitive levels of total compensation for our executive officers.
Compensation Policies and Practices as they Relate to Risk Management
The Company’s management has reviewed its compensation policies and practices in conjunction with the Compensation Committee to determine if these policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. The Company’s basic compensation structure, as described above, includes base salaries, discretionary bonuses and incentive equity compensation that primarily consists of stock options and RSUs. In light of this review of the compensation structure and its mix of both fixed and variable compensation, the Company concluded that there are not likely risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on the Company.
Compensation Committee Report
The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for the year ended December 31, 2021 for filing with the Securities and Exchange Commission.
By the Compensation Committee, Charles Holzer, Chair Buford Ortale
Summary Compensation Table
The following table summarizes the total compensation paid to or earned by each of the NEOs for the fiscal years ended December 31, 2021 and 2020, as well as the grant date fair values of share-based compensation awarded to such officers during such fiscal years, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Fiscal year 2020 was the first year that all of the persons named below became NEOs.
Name and Principal Position	Year	Salary ($)(a)	Bonus ($)(b)	Stock Awards ($)(c)	Option Awards ($)(d)	Non-Equity Incentive Plan Compensation ($)	Total ($)
Carl A. Grimstad Chairman of the Board and Chief Executive Officer	2021	$1,000,000	$1,000,000	$8,960,000	$—	$—	$10,960,000
	2020	965,381	—	3,541,787	2,297,375	—	6,804,543
Leo Bogdanov Chief Financial Officer	2021	245,769	—	217,600	—	—	463,369
	2020	194,955	—	284,998	—	—	479,953
Mark D’Ambrosio Chief Sales Officer	2021	320,000	40,000	365,200	—	—	725,200
	2020	152,615	130,000	832,500	—	—	1,115,115
Thomas C. Pritchard General Counsel	2021	240,000	—	440,000	—	—	680,000
	2020	216,119	—	1,054,000	—	—	1,270,119
David Cronin Chief Engagement Officer	2021	200,000	—	275,000	—	—	475,000
	2020	163,381	—	658,750	—	—	822,131

(a)
Includes consulting fees paid in 2020 to Messrs. Pritchard and Cronin in the amounts of $102,581 and $59,208, respectively, in connection with services provided to the Company in 2020 prior to each of their appointments as executive officers on July 1, 2020.

(b)
For Mr. Grimstad, (i) this reflects a discretionary $1,000,000 cash bonus paid in April 2021. For Mr. D’Ambrosio, the 2021 amount reflects a $40,000 agreed upon bonus for the first quarter of 2021, and for 2020, reflects a $50,000 signing bonus paid in July 2020, a $40,000 agreed upon bonus for the third quarter of fiscal 2020 (paid in December 2020) and a $40,000 agreed upon bonus for the fourth quarter of fiscal 2020 (paid in January 2021) pursuant to Mr. D’Ambrosio’s Employment Agreement, described below under “Employment Agreements and Performance Bonus Agreements with Named Executive Officers.”

(c)
Reflects the grant date fair value of RSUs granted to the named executive officer in accordance with FASB ASC Topic 718. For these RSU awards, the fair value is equal to the underlying value of the stock and is calculated using the closing price of our common stock on the award date.

(d)
Reflects the grant date fair value of stock option awards granted to the named executive officer in accordance with FASB ASC Topic 718. The assumptions used in calculating the stock option award amount may be found in Note 13 to the audited financial statements in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2021.

2021 Grants of Plan-Based Awards Table
The following table contains information concerning Plan-based awards granted in 2021 to each of the NEOs.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Long-Term Equity Incentive Compensation
Named Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Restricted Stock Units (#)	Option Awards (#)	Exercise Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(a)
Carl A. Grimstad	4/23/2021	—	—	—	3,500,000	—	—	$8,960,000
	4/23/2020	—	5,000,000(b)	—	—	—	—	—
Leo Bogdanov	4/23/2021	—	—	—	85,000	—	—	217,600
Mark D’Ambrosio	8/19/2021	—	—	—	332,000	—	—	365,200
	7/1/2020	—	160,000(c)	—	—	—	—	—
Thomas C. Pritchard	8/19/2021	—	—	—	400,000	—	—	440,000
David Cronin	8/19/2021	—	—	—	250,000	—	—	275,000

(a)
Reflects the grant date fair value of the awards granted to the named executive officer in accordance with FASB ASC Topic 718. For the RSU awards, the fair value is equal to the underlying value of the stock and is calculated using the closing price of our common stock on the award date.

(b)
On April 23, 2020, the Company entered into the Grimstad Bonus Agreement, which was extended through January 3, 2025 pursuant to the Grimstad Employment Agreement, whereby, upon the occurrence of a Corporate Change in which the holders of the Company’s common stock receive per share consideration that is equal to or greater than $2.00, the Company shall pay Mr. Grimstad an amount equal to $5,000,000. This Performance Bonus is payable only at the target level.

(c)
Mr. D’Ambrosio’s Performance Bonus is payable only at the target level on a quarterly basis in an amount not to exceed the aggregate amount of $160,000 for 2021.

2021 Outstanding Equity Awards at Fiscal Year-End Table
The following table contains information concerning equity awards outstanding as of December 31, 2021 for each of the NEOs.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (#) Unearned	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not yet Vested(a)($)
Carl A. Grimstad	9,572,397	—	—	$0.37	1/3/2025	3,134,325(b)	$2,319,401
	—	—	—	—	—	3,500,000(c)	2,590,000
Leo Bogdanov	—	—	—	—	—	42,736(d)	31,625
	—	—	—	—	—	81,196(e)	60,085
	—	—	—	—	—	85,000(f)	62,900
Mark D’Ambrosio	—	—	—	—	—	222,000(g)	164,280
	—	—	—	—	—	332,000(h)	245,680
Thomas C. Pritchard	—	—	—	—	—	266,667(i)	197,334
	—	—	—	—	—	400,000(h)	296,000
David Cronin	—	—	—	—	—	166,666(j)	123,333
	—	—	—	—	—	250,000(h)	185,000

(a)
Amounts represent the market value of unvested RSUs, based on the closing price of our common stock on December 31, 2021, the last trading day of the last completed fiscal year, of $0.74 per share.

(b)
The restricted stock unit award held by Carl A. Grimstad vests in full upon a Corporate Change, subject to Mr. Grimstad’s continuous employment with the Company through the date of a Corporate Change; provided, however, that such RSUs shall fully vest in the event that Mr. Grimstad terminates his employment for Good Reason or he is terminated by the Company for reason other than Misconduct (as such terms are defined in Mr. Grimstad’s Employment Agreement).

(c)
The restricted stock unit award held by Carl A. Grimstad vests in three substantially equal installments on each of the first three anniversaries of January 3, 2022, with accelerated vesting upon a change of control; provided, further, that such RSUs shall fully vest in the event that Mr. Grimstad terminates his employment for Good Reason or he is terminated by the Company for reason other than Misconduct (as such terms are defined in Mr. Grimstad’s Employment Agreement).

(d)
The restricted stock unit award held by Leo Bogdanov vests on August 29, 2022, with accelerated vesting upon a change of control.

(e)
The restricted stock unit award held by Leo Bogdanov vests as follows: 40,598 units vest on May 22, 2022 and 40,598 units vest on May 22, 2023, with accelerated vesting upon a change of control.

(f)
The restricted stock unit award held by Leo Bogdanov vests in three substantially equal installments on each of the first three anniversaries of April 23, 2021.

(g)
The restricted stock unit award held by Mark D’Ambrosio vests as follows: 111,000 units vest on May 28, 2022 and 111,000 units vest on May 28, 2023, with accelerated vesting upon a change of control.

(h)
The restricted stock unit awards held by Mark D’Ambrosio, Thomas C. Pritchard and David Cronin vest in three substantially equal installments on each of the first three anniversaries of August 19, 2021, with accelerated vesting upon a change of control.

(i)
The restricted stock unit award held by Thomas C. Pritchard vests as follows: 133,334 units vest on July 1, 2022 and 133,333 units vest on July 1, 2023, with accelerated vesting upon a change of control.

(j)
The restricted stock unit award held by David Cronin vests as follows: 83,333 units vest on July 1, 2022 and 83,333 units vest on July 1, 2023, with accelerated vesting upon a change of control.

2021 Option Exercises and Stock Vested Table
The following table sets forth information regarding RUSs vested and the value realized upon vesting by our NEOs during fiscal 2021. No option awards were exercised by the NEOs during 2021.
	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(a)
Carl A. Grimstad	—	$—	—	$—
Leo Bogdanov	—	—	83,333	131,987
Mark D’Ambrosio	—	—	111,000	225,330
Thomas C. Pritchard	—	—	133,333	237,333
David Cronin	—	—	83,334	148,335

(a)
Market value of vesting of Company common stock at the vesting date, determined by multiplying the vested shares by the closing stock price.

Employment Agreements and Performance Bonus Agreements with Named Executive Officers
Carl A. Grimstad
On April 23, 2021, the Company amended and restated the Grimstad Employment Agreement, as originally dated January 3, 2020, pursuant to which Mr. Grimstad will continue to serve as the Chief Executive Officer of the Company. The amendment extends Mr. Grimstad’s employment term under the same base salary for three years and provides for an award of 3,500,000 RSUs to vest pro-rata on an annual basis over three years, commencing on January 3, 2023. The term of the Grimstad Employment Agreement, previously expiring on January 3, 2022, now expires on January 3, 2025 (the “Term”), unless earlier terminated by either party. The Grimstad Employment Agreement includes customary obligations related to confidentiality, non-competition and intellectual property right protection and provides Mr. Grimstad indemnification rights concerning his service as the Chief Executive Officer of the Company.
The Grimstad Employment Agreement provides for the following compensation to Mr. Grimstad:
•
a base salary of $83,333 per month (the “Monthly Compensation”);

•
a bonus of $3,000,000 (the “Bonus”) to be paid if Mr. Grimstad served through January 3, 2022, which he satisfied, and such bonus was paid in January 2022;

•
an option (the “Grimstad Option”), issued under the 2018 Incentive Plan pursuant to an option agreement dated January 3, 2020 (the “Option Agreement”), exercisable for 9,572,397 shares of our common stock (the “Common Stock”) at an exercise price of $0.37 per share, which is fully exercisable; and

•
an award of 3,500,000 RSUs (the “Grimstad 2021 RSUs”), issued under the 2018 Incentive Plan, pursuant to a Restricted Stock Unit Award Agreement between the Company and Mr. Grimstad dated April 23, 2021. Upon vesting, Mr. Grimstad will be issued one share of Common Stock for each RSU. The Grimstad 2021 RSUs will vest in three equal installments on the first, second and third anniversaries of January 3, 2022, subject to Mr. Grimstad’s continued employment through the applicable vesting date, and shall fully vest upon the consummation of a Corporate Change, subject to Mr. Grimstad’s continued employment through the closing of such Corporate Change, or the termination of the Grimstad Employment Agreement by Mr. Grimstad for Good Reason or by the Company for other than Misconduct.

Additionally, upon the closing of a Corporate Change, Mr. Grimstad will receive (i) the Monthly Compensation through the Term and (ii) Accrued Amounts (as defined below), if any, and the Company may terminate the Grimstad Employment Agreement.
If the Grimstad Employment Agreement is terminated by Mr. Grimstad other than for Good Reason or by the Company in the event of Mr. Grimstad’s Misconduct, Mr. Grimstad shall not be entitled to further compensation other than payment for (i) any unpaid Monthly Compensation through the date of termination, (ii) any unpaid expenses incurred prior to the date of termination, subject to the Company’s expense reimbursement rules and policies as in effect from time to time, and (iii) any vested portion of equity or non-equity bonus awards through the date of termination pursuant to any award documentation (the “Accrued Amounts”).
If the Grimstad Employment Agreement is terminated by the Company other than for Misconduct or by Mr. Grimstad for Good Reason, the Company shall pay Mr. Grimstad (i) the Monthly Compensation through the Term, (ii) the unvested equity and non-equity awards (whether pursuant to the Grimstad Employment Agreement or otherwise) shall accelerate and be vested in full pursuant to their respective award documentation, and (iii) Accrued Amounts, if any.
A “Corporate Change,” as defined in the Grimstad Employment Agreement, shall occur if: (i) the Company (A) shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company) other than a merger or consolidation (1) that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof) outstanding immediately after such merger or consolidation, and (2) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (B) is to be dissolved and liquidated, and, as a result of or in connection with such transaction, the persons who were directors of the Company before such transaction shall cease to constitute a majority of the Board; (ii) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of 50% or more of the outstanding shares of the Company’s voting stock (based upon voting power), excluding any person, entity or group who acquires or gains such ownership or control directly from the Company; or (iii) the Company sells all or substantially all of the assets of the Company to any other person or entity (other than a wholly-owned subsidiary of the Company) in a transaction that requires shareholder approval pursuant to applicable corporate law, other than a sale by the Company of all or substantially all of the assets of the Company to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned directly or indirectly by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale.
“Misconduct,” as defined in the Grimstad Employment Agreement, means a material breach of any of Mr. Grimstad’s obligations under the Grimstad Employment Agreement without the Company’s express written consent, Mr. Grimstad’s willful misconduct or gross negligence in performing his duties under the Grimstad Employment Agreement, or conviction of (including a plea of guilty or nolo contendere) a felony or crime involving moral turpitude; provided, that the Company has provided a notice of termination to Mr. Grimstad of the Company’s intention to terminate the Grimstad Employment Agreement for Misconduct, and Mr. Grimstad has failed to cure, to the extent curable, such circumstance within fifteen (15) days of receipt of the notice of termination given in respect thereof.
“Good Reason,” as defined in the Grimstad Employment Agreement, means a material breach of any of the Company’s obligations under the Grimstad Employment Agreement without Mr. Grimstad’s express written consent; provided, that, Mr. Grimstad has provided a notice of termination to the Company of his intention to terminate the Grimstad Employment Agreement for Good Reason, and the Company has failed to cure, to the extent curable, such circumstance within fifteen (15) days of receipt of the notice of termination given in respect thereof.

On April 23, 2020, the Company entered into the Grimstad Bonus Agreement, which was extended through January 3, 2025 pursuant to the Grimstad Employment Agreement, whereby, upon the occurrence of a Corporate Change in which the holders of the Company’s common stock receive per share consideration that is equal to or greater than $2.00 (subject to adjustment if we effect a reverse stock split), the Company shall pay Mr. Grimstad an amount equal to $5,000,000 (the “Performance Bonus”). In order to receive the Performance Bonus, Mr. Grimstad must remain continuously employed with the Company through the date of the Corporate Change; provided, however, that in the event Mr. Grimstad terminates his employment for Good Reason or the Company terminates his employment other than for Misconduct, Mr. Grimstad will be entitled to receive the Performance Bonus provided the Corporate Change occurs on or before January 3, 2025. The Grimstad Bonus Agreement shall terminate automatically upon the termination of the Grimstad Employment Agreement by the Company for Misconduct or by Mr. Grimstad for other than Good Reason prior to the consummation of a Corporate Change.
On April 23, 2020, the Company entered into a Restricted Stock Unit Award Agreement with Mr. Grimstad (the “Grimstad 2020 RSU Agreement”) pursuant to which the Company granted Mr. Grimstad 3,134,325 RSUs subject to the terms and conditions of the 2018 Incentive Plan and the Grimstad 2020 RSU Agreement. Upon vesting, Mr. Grimstad will be issued one share of Common Stock for each RSU. In order for the RSUs to vest, Mr. Grimstad must remain continuously employed with the Company through the date of a Corporate Change; provided, however, that in the event Mr. Grimstad terminates his employment for Good Reason or the Company terminates his employment other than for Misconduct prior to a Corporate Change, the RSUs will vest in full. The number of shares of Common Stock issuable upon the vesting of the RSUs are subject to certain adjustments as provided for in the 2018 Incentive Plan.
On April 11, 2022, the Company entered into a Restricted Stock Unit Award Agreement with Mr. Grimstad (the “Grimstad 2022 RSU Agreement”) pursuant to which the Company granted Mr. Grimstad 4,000,000 RSUs subject to the terms and conditions of the 2018 Incentive Plan and the Grimstad 2022 RSU Agreement. Upon vesting, Mr. Grimstad will be issued one share of Common Stock for each RSU. The Grimstad 2022 RSUs will vest in three equal installments on the first, second and third anniversaries of April 11, 2022, subject to Mr. Grimstad’s continued employment through the applicable vesting date, and shall fully vest upon the consummation of a change of control, subject to Mr. Grimstad’s continued employment through the closing of such change of control or the termination of the Grimstad Employment Agreement by Mr. Grimstad for Good Reason or by the Company for other than Misconduct. Additionally, on April 11, 2022, the Company determined to pay Mr. Grimstad a discretionary bonus of $1,000,000.
Leo Bogdanov
On May 22, 2020, Leo Bogdanov was appointed the Chief Financial Officer of the Company with an annual base salary of $200,000 and customary employee benefits. Additionally, on May 22, 2020, Mr. Bogdanov received an award under the 2018 Incentive Plan of 121,794 RSUs (the “Bogdanov Award”). The Bogdanov Award will vest in three equal installments on the first, second and third anniversaries of the grant date, subject to Mr. Bogdanov’s continued employment through the applicable vesting date, and will vest in full upon a change of control, subject to Mr. Bogdanov’s continued employment through the closing of such change of control.
On April 23, 2021, the Company entered into an Employment Agreement with Mr. Bogdanov (the “Bogdanov Employment Agreement”), pursuant to which Mr. Bogdanov will continue to serve as the Chief Financial Officer of the Company. The Bogdanov Employment Agreement provided for an increase in Mr. Bogdanov’s annual base salary to $220,000 and an award under the 2018 Incentive Plan of 85,000 RSUs (the “Bogdanov 2021 Award”). The Bogdanov 2021 Award will vest in three equal installments on the first, second and third anniversaries of the grant date, subject to Mr. Bogdanov’s continued employment through the applicable vesting date and will vest in full upon a change of control, subject to Mr. Bogdanov’s continued employment through the closing of such change of control.
On August 23, 2021, the Company and Mr. Bogdanov entered into an amendment to the Bogdanov Employment Agreement whereby (i) Mr. Bogdanov’s salary was increased from $220,000 to $320,000 per year and (ii) in the event Mr. Bogdanov’s employment is terminated within 12 months from August 23, 2021, he will be entitled to a payment of $100,000 less 31.25% of his base salary paid since August 23, 2021.

On March 21, 2022, Mr. Bogdanov received an award under the 2018 Incentive Plan of 100,000 RSUs (the “Bogdanov 2022 Award”). The Bogdanov 2022 Award will vest in three equal installments on the first, second and third anniversaries of the grant date, subject to Mr. Bogdanov’s continued employment through the applicable vesting date, and will vest in full upon a change of control, subject to Mr. Bogdanov’s continued employment through the closing of such change of control.
Thomas C. Pritchard
On July 1, 2020, the Company entered into an Employment Agreement with Thomas C. Pritchard (the “Pritchard Employment Agreement”), pursuant to which Mr. Pritchard serves as the General Counsel of the Company. The Pritchard Employment Agreement provides for an annual base salary of $240,000 and customary employee benefits. Additionally, the Pritchard Employment Agreement provided for an award under the 2018 Incentive Plan of 400,000 RSUs, which Mr. Pritchard received on July 1, 2020 (the “Pritchard Award”). The Pritchard Award will vest in three equal installments on the first, second and third anniversaries of the grant date, subject to Mr. Pritchard’s continued employment through the applicable vesting date, and will vest in full upon a change of control, subject to Mr. Pritchard’s continued employment through the closing of such change of control.
On August 19, 2021, Mr. Pritchard received an award under the 2018 Incentive Plan of 400,000 RSUs (the “Pritchard 2021 Award”). The Pritchard 2021 Award will vest in three equal installments on the first, second and third anniversaries of the grant date, subject to Mr. Pritchard’s continued employment through the applicable vesting date, and will vest in full upon a change of control, subject to Mr. Pritchard’s continued employment through the closing of such change of control.
On April 11, 2022, Mr. Pritchard received an award under the 2018 Incentive Plan of 195,000 RSUs (the “Pritchard 2022 Award”). The Pritchard 2022 Award will vest in three equal installments on the first, second and third anniversaries of the grant date, subject to Mr. Pritchard’s continued employment through the applicable vesting date, and will vest in full upon a change of control, subject to Mr. Pritchard’s continued employment through the closing of such change of control. Additionally, on April 11, 2022, the Company determined to pay Mr. Pritchard a discretionary bonus of $300,000.
Mark D’Ambrosio
On May 28, 2020, the Company entered into the D’Ambrosio Employment Agreement, pursuant to which Mr. D’Ambrosio serves as the Chief Sales Officer of the Company. The D’Ambrosio Employment Agreement provides for an annual base salary of $320,000 and customary employee benefits. Additionally, the D’Ambrosio Employment Agreement provided for an award under the 2018 Incentive Plan of 333,000 RSUs, which Mr. D’Ambrosio received on May 28, 2020 (the “D’Ambrosio Award”). The D’Ambrosio Award will vest in three equal installments on the first, second and third anniversaries of the grant date, subject to Mr. D’Ambrosio’s continued employment through the applicable vesting date, and will vest in full upon a change of control, subject to his continued employment through the closing of such change of control.
The D’Ambrosio Employment Agreement also provided for a $50,000 signing bonus, which was paid to Mr. D’Ambrosio in May 2020, and an $80,000 agreed upon bonus for 2020. Starting in fiscal 2021, he is entitled to a performance bonus up to an aggregate of 50% of his base salary, to be based upon the attainment of certain performance metrics established by the Company’s Chief Executive Officer, Board or Compensation Committee, of which $40,000 was paid as a performance bonus in fiscal 2021.
On August 19, 2021, Mr. D’Ambrosio received an award under the 2018 Incentive Plan of 332,000 RSUs (the “D’Ambrosio 2021 Award”). The D’Ambrosio 2021 Award will vest in three equal installments on the first, second and third anniversaries of the grant date, subject to Mr. D’Ambrosio’s continued employment through the applicable vesting date, and will vest in full upon a change of control, subject to Mr. D’Ambrosio’s continued employment through the closing of such change of control.
On April 11, 2022, Mr. D’Ambrosio received an award under the 2018 Incentive Plan of 160,000 RSUs (the “D’Ambrosio 2022 Award”). The D’Ambrosio 2022 Award will vest in three equal installments on the first, second and third anniversaries of the grant date, subject to Mr. D’Ambrosio’s continued employment through the applicable vesting date, and will vest in full upon a change of control, subject to Mr. D’Ambrosio’s continued employment through the closing of such change of control. Additionally, on April 11, 2022, the Company determined to pay Mr. D’Ambrosio a discretionary bonus of $150,000.
David Cronin
On July 1, 2020, the Company entered into an Employment Agreement with David Cronin (the “Cronin Employment Agreement”), pursuant to which Mr. Cronin serves as the Chief Engagement Officer of the Company. The Cronin Employment Agreement currently provides for an annual base salary of $200,000, eligibility to receive a bonus in the sole discretion of the Board, and customary employee benefits. Additionally, the Cronin Employment Agreement provided for an award under the 2018 Incentive Plan of 250,000 RSUs, which Mr. Cronin received on July 1, 2020 (the “Cronin Award”). The Cronin Award will vest in three equal installments on the first, second and third anniversaries of the grant date, subject to Mr. Cronin’s continued employment through the applicable vesting date, and will vest in full upon a change in control (as defined in the 2018 Incentive Plan), subject to Mr. Cronin’s continued employment through the closing of such change in control.
On August 19, 2021, Mr. Cronin received an award under the 2018 Incentive Plan of 250,000 RSUs (the “Cronin 2021 Award”). The Cronin 2021 Award will vest in three equal installments on the first, second and third anniversaries of the grant date, subject to Mr. Cronin’s continued employment through the applicable vesting date, and will vest in full upon a change of control, subject to Mr. Cronin’s continued employment through the closing of such change of control.
On April 11, 2022, Mr. Cronin received an award under the 2018 Incentive Plan of 125,000 RSUs (the “Cronin 2022 Award”). The Cronin 2022 Award will vest in three equal installments on the first, second and third anniversaries of the grant date, subject to Mr. Cronin’s continued employment through the applicable vesting date, and will vest in full upon a change of control, subject to Mr. Cronin’s continued employment through the closing of such change of control. Additionally, on April 11, 2022, the Company determined to pay Mr. Cronin a discretionary bonus of $100,000.
General
Each of Messrs. Bogdanov, Pritchard, D’Ambrosio and Cronin are employed on an “at-will” basis, meaning that each individual’s employment may be terminated by either him or the Company at any time and for any reason, with no entitlement to any additional compensation and benefits from the Company post-termination date. Each of the Bogdanov Employment Agreement, Pritchard Employment Agreement, D’Ambrosio Employment Agreement and Cronin Employment Agreement includes customary obligations related to confidentiality, non-competition and intellectual property right protection and provides the executive officer indemnification rights concerning his service as an executive officer of the Company.
Additionally, each of the Bogdanov Employment Agreement, Pritchard Employment Agreement, D’Ambrosio Employment Agreement and Cronin Employment Agreement provides that any incentive-based compensation, or any other compensation, paid to Messrs. Bogdanov, Pritchard, D’Ambrosio or Cronin, respectively, whether pursuant to their respective Employment Agreements or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation, or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation, or stock exchange listing requirement).
Potential Payments upon Termination or Change in Control
The following table sets forth the estimated potential payments that would be received by our named executive officers upon termination of their employment following a change in control. The information assumes, in each case, that the officer’s termination was effective as of December 31, 2021. There can be no assurance that a triggering event would produce the same or similar results as those estimated if such event were to occur on any other date, when the market price of our common stock price was different. No payments would be made to our named executive officers upon termination of their employment for “cause”

or due to their death or disability. See “Employment Agreements and Performance Bonus Agreements with Named Executive Officers” above for a more detailed description of potential payments and benefits to our named executive officers upon a termination of employment and/or a change in control.
Name	Termination Scenario	Base Salary	Cash Bonus	Accelerated Vesting of Stock Options	Accelerated Vesting of Restricted Stock Awards	Total
Carl A. Grimstad	Termination without cause or for good reason	$3,000,000(a)	$5,000,000(b)	$3,541,787	$4,909,401	$16,451,188
	Change in control	$3,000,000(a)	$5,000,000(b)	$3,541,787	$4,909,401	$16,451,188
	Termination for misconduct or other than good reason	—	—	—	—	—
	Death or disability	—	—	—	—	—
Leo Bogdanov	Termination without cause or for good reason	$64,110(c)	—	—	—	$64,110
	Change in control	$64,110(c)	—	—	$154,610	$218,720
	Termination for misconduct or other than good reason	$64,110(c)	—	—	—	$64,110
	Death or disability	$64,110(c)	—	—	—	$64,110
Mark D’Ambrosio	Termination without cause or for good reason	—	—	—	—	—
	Change in control	—	—	—	$409,960	$409,960
	Termination for misconduct or other than good reason	—	—	—	—	—
	Death or disability	—	—	—	—	—
Thomas C. Pritchard	Termination without cause or for good reason	—	—	—	—	—
	Change in control	—	—	—	$493,334	$493,334
	Termination for misconduct or other than good reason	—	—	—	—	—
	Death or disability	—	—	—	—	—
David Cronin	Termination without cause or for good reason	—	—	—	—	—
	Change in control	—	—	—	$308,333	$308,333
	Termination for misconduct or other than good reason	—	—	—	—	—
	Death or disability	—	—	—	—	—

(a)
Represents a base salary of $83,333 per month through January 3, 2025, assuming a change in control on December 31, 2021.

(b)
Includes the Performance Bonus.

(c)
Represents a payment of $100,000 less 31.25% of Mr. Bogdanov’s base salary paid since August 23, 2021, pursuant to his August 23, 2021 amended employment agreement, assuming a termination on December 31, 2021 for the specified termination scenarios.

CEO Pay Ratio
Pursuant to SEC rules, we are required to disclose the annual total compensation of our median employee, the annual total compensation of our Chief Executive Officer (“CEO”), and the ratio of these two amounts.
For 2021, the annual total compensation of the median of all Company employees (other than the CEO) was $36,669. The annual total compensation of the CEO, as reported in the Summary Compensation Table on page 36 of this Proxy Statement, was $10,960,000. Based on this information, for 2021, the ratio of the annual total compensation of the CEO to the annual total compensation of our median employee, as required to be reported pursuant to Regulation 402 of Regulation S-K, was 299:1.
The median employee was identified using a listing of all full-time employees as of December 31, 2021 and calculating the median amount of total 2021 compensation. Compensation data was obtained from W-2s and included base salary, overtime, vacation and holiday pay and bonuses. Compensation for employees that were not employed for a full year in 2021 was annualized for the purposes of determining the median employee compensation. Once we identified our median employee, we calculated such employee’s annual total compensation for 2021 in accordance with the requirements of Item 402 of Regulation S-K.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on the Company’s payroll and employment records and the methodology described above. The SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Indemnification of Officers and Directors
Our Charter contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages resulting from any breach of their fiduciary duties as directors, except liability for the following:
•
any breach of their duty of loyalty to the Company or our stockholders;

•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•
any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.
Our Bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our Bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.
Further, we have entered into indemnification agreements with each of our executive officers and certain of our directors that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service and to advance all expenses incurred by them in investigating or defending any such action, suit, or proceeding.
We believe that these Charter and Bylaws provisions and indemnification agreements are necessary to attract and retain qualified persons as officers and members of the Board. We also maintain directors’ and officers’ liability insurance.
Policies and Procedures for Related Party Transactions
Related Party Transaction Policy
The Board has adopted a written Related Party Transaction Policy (the “Policy”) governing the review, approval and ratification of transactions that involve related persons and potential conflicts of interest. Related persons include the Company’s officers, directors and director nominees, holders of more than five percent (5%) of a class of the Company’s voting securities, and immediate family members of the foregoing persons. A “related party transaction” means a transaction or series of transactions in which the Company was, is or will be a participant and the amount involved will or may be expected to exceed $120,000, and in which a related party has a direct or indirect material interest. Examples include sales, purchases or other transfers of real or personal property, use of property and equipment by lease or otherwise, services received or furnished, the borrowing and lending of funds, as well as guarantees of loans or other undertakings, and the employment by the Company of an immediate family member of a related party, or a material change in the terms or conditions of the employment of such an individual.
The Audit Committee has the authority to (i) determine categories of related party transactions that are immaterial and are not required to be individually reported to, reviewed by, and/or approved by the

Audit Committee and (ii) approve in advance categories of related party transactions that need not be individually reported to, reviewed by, and/or approved by the Audit Committee, but instead may be reported to and reviewed by the Audit Committee collectively on a periodic basis.
According to the Policy, the following transactions do not constitute related party transactions due to their nature, size and/or degree of significance to the Company and therefore do not require approval:
•
Any transaction where the interest of a related party arises solely as a result of being a director or a less than 10% beneficial owner of another entity that is a party to the transaction.

•
Any transaction where the interest of any (a) person who is or was (since the beginning of the last fiscal year for which the Company has filed an Annual Report on Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (b) greater than five percent (5%) beneficial owner of the Common Stock, or (c) Immediate Family Member (as defined below) of any of the foregoing (such party, a “Related Party”) arises solely as a result of being an employee (other than an executive officer) of another entity that is a party to the transaction, where (a) the Related Party and all other Related Parties own in the aggregate less than a five percent (5%) equity or similar ownership interest in such entity, (b) the Related Party and his or her spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee) (such party, an “Immediate Family Member”) are not involved in the negotiations of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $1,000,000 or 2% of the consolidated annual gross revenues of the other entity that is a party to the transaction (and of which the Related Party is an employee).

•
Any employment by the Company of an executive officer of the Company, so long as (a) the related compensation is required to be reported in the Company’s proxy statement under applicable compensation disclosure requirements (generally applicable to “named executive officers”) or (b) the executive officer is not an Immediate Family Member of another executive officer or director of the Company, or nominee for director, and the related compensation would be reported in the Company’s proxy statement under applicable disclosure requirements if the executive officer was a “named executive officer,” and the Compensation Committee approved (or recommended that the Board approve) such compensation.

•
Any compensation paid to a director if the compensation is required to be reported in the Company’s proxy statement under applicable compensation disclosure requirements.

•
A transaction where the rates or charges involved are determined by competitive bids, or a transaction involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

•
A transaction involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

•
A transaction in which the interest of the Related Party arises solely from ownership of a class of equity securities of the Company where all holders of that class of equity securities receive the same benefit on a pro rata basis.

Audit Committee Review and Approval
The Audit Committee has the primary responsibility for reviewing and approving “related party transactions.” The Audit Committee may delegate its authority to review and approve specified related party transactions or categories of related party transactions (other than a transaction involving a member of the Audit Committee) to one or more members of the Audit Committee where the Audit Committee determines that such action is warranted. The Audit Committee may also delegate its authority to review and approve specified related party transactions or categories of related party transactions to our Chief Executive Officer and Chief Financial Officer, acting collectively (other than transactions involving any such delegated officer or a director). Any determinations made by such Audit Committee member or members or by officers pursuant to such delegated authority shall be promptly reported to the full Audit Committee, which may ratify or reverse such determination, as it deems appropriate.
In connection with the approval or ratification of a related party transaction, the Audit Committee shall consider all relevant facts and circumstances relating to whether the transaction is in our best interests, including consideration of the following factors:
•
the Related Party’s relationship to the Company and interest in the transaction;

•
the material facts of the transaction, including the aggregate value of such transaction or, in the case of indebtedness, the amount of principal involved;

•
the benefits to the Company of the transaction;

•
if applicable, the availability of other sources of comparable products, services or capital;

•
an assessment of whether the transaction is on terms that are comparable to the terms available to or from an unrelated third party or to employees generally;

•
whether the transaction is in the ordinary course of business;

•
whether a transaction has the potential to impair director independence; and

•
whether the transaction constitutes a conflict of interest.

The Audit Committee has the obligation to notify our Board in writing on a quarterly basis of any and all related party transactions approved by the Audit Committee.
Other Transactions
Reimbursement of Consulting Expenses
During the period from January 1, 2020 through July 31, 2020, the Company reimbursed C Grimstad and Associates, a company owned by our Chief Executive Officer (“CGA”), $262,000 for certain of its consultants that provided consulting services to the Company during this period. CGA has not provided consulting services to the Company since July 31, 2020. CGA did not mark-up or profit from these reimbursement transactions.
Convertible Promissory Note
On August 21, 2018, Landcadia issued a convertible promissory note (the “Convertible Note”) to Fertitta Entertainment, Inc. (“FEI Sponsor”) that provided for the FEI Sponsor to advance to Landcadia, from time to time, up to $1,500,000 for ongoing expenses prior to the Closing. The Convertible Note was non-interest bearing and was payable on the earlier of (i) the completion by Landcadia of an initial business combination or (ii) December 14, 2018. At the option of the FEI Sponsor, any amounts outstanding under the Convertible Note could be converted into warrants to purchase shares of Landcadia’s Class A common stock at a conversion price of $0.50 per warrant and each warrant would entitle the FEI Sponsor to purchase one-half of one share of Class A common stock at an exercise price of $5.75 per half share, commencing 30 days after the completion of Landcadia’s initial business combination. The Company drew $1,500,000 on the Convertible Note and, at the Closing, the Company repaid the FEI Sponsor $1,250,000 in cash and issued to the FEI Sponsor 75,000 shares of common stock in full satisfaction of the loan. Steven L. Scheinthal serves as a member of the board of directors, Executive Vice President and General Counsel of Fertitta Entertainment, Inc. which is the holding company for Landry’s, Inc., the Golden Nugget Hotels and Casinos and other assets owned and controlled by Tilman J. Fertitta. Tilman J. Fertitta was a prior member of the Board of Directors of the Company.
Private Placement Warrant Exchange
In connection with the Closing, Luxor agreed to (a) provide a senior secured first priority term loan facility to the Company’s wholly owned subsidiary in the aggregate principal amount of $25,000,000 (the “Debt Facility”) and (b) purchase from the Company an aggregate principal amount of $60,000,000 of the Company’s convertible promissory notes (the “Luxor Notes” and together with the Debt Facility, the “Debt

Financings”). In connection with the Debt Financings, on November 15, 2018, each of Jefferies LLC, an affiliate of Jefferies Financial Group (“JFG Sponsor”) and Fertitta Entertainment, Inc. (“FEI Sponsor” and, together with the JFG Sponsor, the “Sponsors”) exchanged the 14,000,000 private placement warrants, each of which entitled the holder thereof to purchase one-half of one share of common stock at a price of $11.50 per share (the “Sponsor Warrants”), held by them for 1,600,000 shares of the Company’s common stock. Jonathan Green, a member of the Board of Directors of the Company, is a partner at Luxor Capital.
Amended and Restated Registration Rights Agreement
On November 15, 2018, in connection with the Closing, the Company entered into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”) with the Sponsors and the investors named on the signature pages thereto (collectively, the “Investors”) that amended and restated that certain registration rights agreement, dated May 25, 2016, by and among Landcadia and certain of its initial investors. The A&R Registration Rights Agreement provided certain registration rights to the Investors and provided that the Company would, not later than 120 days after the Closing, file a registration statement covering (i) the shares of common stock issued at the Closing upon conversion of the shares of Landcadia’s Class F common stock (the “founder shares”), (ii) the private placement warrants (including any common stock issued or issuable upon exercise of any such private placement warrants) and (iii) the Company’s shares issued to former securityholders of Waitr at the Closing. Subject to certain exceptions, the Company paid all Registration Expenses (as defined in the A&R Registration Rights Agreement).
Credit Agreement and Convertible Notes Agreement
In November 2018, in connection with the Landcadia Business Combination, the Company entered into the Credit Agreement, and in January 2019, in connection with the Bite Squad Acquisition, the Company entered into an amendment to the Credit Agreement with Luxor Capital and an amendment to the Convertible Notes Agreement with the Luxor Entities. On each of May 21, 2019, July 15, 2020 and March 9, 2021, the Company entered into amendments to the Credit Agreement with Luxor Capital and amendments to the Convertible Notes Agreement with the Luxor Entities. Additionally, on May 1, 2020, the Company entered into the Waiver and Conversion Agreement with respect to the Credit Agreement and Convertible Notes Agreement. Jonathan Green, a member of the Board of Directors of the Company, is a partner at Luxor Capital.
During the fiscal year ended December 31, 2021, the largest aggregate amount of principal outstanding was $49.5 million on each of the Credit Agreement and Convertible Notes Agreement. As of December 31, 2021, there was $35.0 million of principal outstanding on the Credit Agreement and $49.5 million of principal outstanding on the Convertible Notes Agreement. As of December 31, 2021, (i) the principal amount of the Convertible Note Agreement was convertible into 5,690,129 shares of Company common stock and (ii) the lenders owned warrants to purchase an aggregate of 574,704 shares of Company common stock at an exercise price of $8.70 per share, expiring November 15, 2022. During fiscal 2021, we prepaid $14.5 million of principal on the Credit Agreement. During fiscal 2021, we paid $2.3 million and $2.4 million of interest on the Credit Agreement and Convertible Notes Agreement, respectively. From January 1, 2021 to December 31, 2021, our coupon rate was 7.125% and 6% on the Credit Agreement and Convertible Notes Agreement, respectively.
Other Transactions with Related Parties
As of December 31, 2021, we had over 26,000 restaurants on our platforms, some of which are affiliated with a current and prior member of our Board. We estimate that we generated total revenue, inclusive of diner fees, of approximately $0.7 million and $1.5 million in fiscal 2021 and 2020, respectively, from such restaurants that are affiliated with a current and prior member of our Board. Such restaurants enter into customary master service agreements with the Company, which are generally consistent with the other national partner agreements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT
The following table sets forth information known to the Company regarding beneficial ownership of common stock as of April 27, 2022 by:
•
each person known by the Company to be the beneficial owner of more than five percent of our outstanding common stock;

•
each of the Company’s current directors and nominees and the named executive officers; and

•
all current executive officers and directors of the Company as a group.

Other than as set forth in the table below, we are not aware of any other person or entity that owns five percent or more of our common stock.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power over that security. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants, RSUs and/or other rights held by that person that are currently exercisable and/or exercisable or will be settled upon vesting within 60 days after April 27, 2022 are deemed outstanding.
The beneficial ownership of the common stock of the Company is based on 158,364,819 shares of common stock issued and outstanding as of April 27, 2022.
Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of common stock beneficially owned by him.
	Number of Shares Beneficially Owned	Percentage of Outstanding Shares
Directors and Officers(1)
Carl A. Grimstad(2)	9,572,397	5.7%
Leo Bogdanov(3)	167,262	*
Thomas C. Pritchard	100,450	*
Mark D’Ambrosio(4)	194,971	*
David Cronin	83,334	*
Jonathan Green(5)	6,660,427	4.0%
Charles Holzer(6)	320,192	*
Buford Ortale(6)	586,305	*
Pouyan Salehi(6)(7)	359,749	*
Steven L. Scheinthal(6)	340,936	*
J. Daniel Schmidt	—	—
All Executive Officers and Directors as a group (14 individuals)	18,390,695	10.5%

*
Less than 1%.

(1)
Except as described in the footnotes below and subject to applicable community property laws and similar laws, the Company believes that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is 214 Jefferson Street, Suite 200, Lafayette, Louisiana 70501.

(2)
The interests shown for Mr. Grimstad reflect shares of common stock underlying a currently exercisable option as of April 27, 2022, pursuant to his Option Agreement dated January 3, 2020.

(3)
The interests shown for Mr. Bogdanov include 40,598 shares of common stock that are issuable within 60 days after April 27, 2022 upon the vesting of RSUs.

(4)
The interests shown for Mr. D’Ambrosio include 111,000 shares of common stock that are issuable within 60 days after April 27, 2022 upon the vesting of RSUs.

(5)
The interests held by Jonathan Green include 19,779 shares of common stock. In addition, Jonathan Green, as a managing member and controlling person of the general partner of one of the Luxor funds, may be deemed to beneficially own (i) 325,000 shares of common stock held by such fund, (ii) 579,365 shares of common stock issuable upon conversion of warrants held by such fund, with an exercise price of $8.63 as of March 31, 2022 and (iii) 5,736,283 shares of common stock issuable upon conversion of the Luxor Notes held by such fund, convertible at the rate of $8.63 per share as of March 31, 2022. The Luxor funds will not have the right to convert the Luxor Notes to the extent that after giving effect to such conversion, Luxor Capital would beneficially own in excess of 9.99% of the shares of common stock outstanding immediately after giving effect to such conversion. The business address of Mr. Green is 1114 Avenue of the Americas, 28th Floor, New York, NY 10036.

(6)
The interests shown for each of Messrs. Holzer, Ortale, Salehi, and Scheinthal include 120,192 shares of common stock that are issuable within 60 days after April 27, 2022, upon the vesting of RSUs.

(7)
The interests shown for Mr. Salehi include 13,186 shares of common stock that are issuable within 60 days after April 27, 2022 upon the vesting of RSUs.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s officers, directors, and persons who beneficially own more than 10% of the Company’s common stock, to file reports of ownership and changes in ownership with the SEC. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, the Company believes that during the fiscal year ended December 31, 2021 the filing requirements applicable to its officers, directors and greater than 10% percent beneficial owners were complied with, except that Pouyan Salehi did not file a Form 4 within the two business day requirement relating to one transaction and such late filing was effected on June 16, 2021. During the current fiscal year, Timothy Newton did not effect Form 4 filings within the two business day requirement with respect to two transactions and such late filing was effected on March 16, 2022.

ADDITIONAL INFORMATION
Stockholder Proposals
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for our 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to our Secretary at Waitr Holdings Inc., 214 Jefferson Street, Suite 200, Lafayette, Louisiana 70501 by no later than February 23, 2023 and otherwise comply with the requirements of the SEC for stockholder proposals.
Stockholders who intend to bring a proposal before the 2023 Annual Meeting of Stockholders, or to nominate persons for election as directors, in accordance with the advance notice provisions of our Bylaws, must give timely written notice to the Company’s Secretary of such proposal or nomination. To be timely, the notice must be delivered to the above address not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the Annual Meeting is first made by the Company. Accordingly, to be timely, a notice must be received not later than March 25, 2023 nor earlier than February 23, 2023 (assuming the meeting is held not more than 45 days before or after June 23, 2023). Each notice must describe the stockholder proposal in reasonable detail and otherwise comply with the requirements set forth in our Bylaws.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to such stockholders. This delivery method is referred to as “householding” and can result in extra convenience for stockholders and cost savings for companies. This year, we will be “householding” our proxy materials. A single proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from affected stockholders prior to the mailing date. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, or if you currently receive multiple copies and would like to request “householding” of your communications, please contact the Company by phone at 1-337-534-6881 or by mail to Waitr Holdings Inc., 214 Jefferson Street, Suite 200, Lafayette, Louisiana 70501, Attn: Secretary. Upon written or oral request, we will promptly deliver separate proxy materials to any stockholders who receive one paper copy at a shared address.
Communications with the Board of Directors
All interested parties, including our stockholders, may contact one or more of our directors in his or her capacity as a member of the Board, or the Board as a whole, about bona fide issues or questions about Waitr, in writing via U.S. Mail or Expedited Delivery Service to the address below:
Waitr Holdings Inc.
214 Jefferson Street
Suite 200
Lafayette, Louisiana 70501
Attn: Secretary
Our General Counsel or Legal Department will review all incoming stockholder communications and, if appropriate, will forward such communications to the appropriate member(s) of the Board or, if none is specified, to the Chairman of the Board. Our General Counsel or Legal Department may decide in the exercise of its judgment whether a response to any stockholder communication is necessary.

Other Business
The Board knows of no other business that may come before the Annual Meeting. However, if any other matters are properly presented at the meeting, the proxy holders will vote upon them in accordance with their best judgment.
Incorporation by Reference
The information contained above under the caption “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future filing except to the extent that Waitr incorporates it by reference into such filing.
Annual Report on Form 10-K
A stockholder may obtain a copy of our 2021 Annual Report on Form 10-K, as amended, free of charge, by visiting our website at investors.waitrapp.com. Any stockholder who would like a copy of our 2021 Annual Report on Form 10-K, as amended, including the related financial statements and the financial statement schedules, may obtain one, without charge, by submitting a written request to the attention of our Secretary, Waitr Holdings Inc., 214 Jefferson Street, Suite 200, Lafayette, Louisiana 70501. Additionally, we will provide copies of the exhibits to the Annual Report on Form 10-K, as amended, upon payment of a reasonable fee (which will be limited to our reasonable expenses in furnishing such exhibits).

APPENDIX A
FIRST AMENDMENT
TO
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
WAITR HOLDINGS, INC.
WAITR Holdings, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”), hereby certifies as follows:
1.
This Certificate of Amendment amends the provisions of the Corporation’s Third Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware (the “Amended and Restated Certificate”).

2.
Article IV of the Amended and Restated Certificate is hereby amended and restated in its entirety as follows:

Section 4.1   Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 250,000,000 shares, of which 249,000,000 shares shall be common stock, par value $0.0001 per share (the “Common Stock”), and 1,000,000 shares shall be preferred stock, par value $0.0001 per share (the “Preferred Stock”).
Section 4.2   Preferred Stock. The Board is hereby expressly authorized to provide for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.
Section 4.3   Common Stock.
(a)   Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the stockholders generally are entitled to vote. Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders, and no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof. Notwithstanding the foregoing, except as otherwise required by law or this Amended and Restated Certificate (including a Preferred Stock Designation), the holders of the Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.
(b)   Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.
(c)   Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the

A-1

holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them. A merger or consolidation of the Corporation with or into any other corporation or other entity, or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to its stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.3(c).
Section 4.4   Rights and Options. The Corporation has the authority to create and issue rights, warrants, and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or series, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.
Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of this Certificate of Amendment to the Amended and Restated Certificate, each [•]1([•]) shares of common stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of common stock (the “Reverse Stock Split”).
No fractional shares shall be issued in connection with the Reverse Stock Split. In lieu thereof, the transfer agent, as agent for the shareholders, will aggregate all fractional shares otherwise issuable to the holders of record of common stock and arrange for the sale of all fractional interests as soon as practicable after the Effective Time on the basis of the prevailing market prices of the common stock at the time of the sale. After such sale, the transfer agent will pay to such holders of record their pro rata share of the total net proceeds derived from the sale of the fractional interests.
3.
The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

4.
All other provisions of the Amended and Restated Certificate shall remain in full force and effect.

5.
The foregoing amendment shall be effective as of 11:59 p.m., Eastern Time, on the date of filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Carl A. Grimstad, its Chief Executive Officer, this [ ] day of [           ], 2022.
By:	Carl A. Grimstad, CEO

1
The reverse stock split shall be at a ratio between one-for-four (1:4) and one-for-fifteen (1:15)

A-2

APPENDIX B
WAITR HOLDINGS, INC.
AMENDED AND RESTATED
2018 OMNIBUS INCENTIVE PLAN
(Approved by the Board on April 20, 2022)
Section 1.   General.
The name of the Plan is the Waitr Holdings, Inc. Amended and Restated 2018 Omnibus Incentive Plan (the “Plan”). The Plan intends to: (i) encourage the profitability and growth of the Company through short-term and long-term incentives that are consistent with the Company’s objectives; (ii) give Participants an incentive for excellence in individual performance; (iii) promote teamwork among Participants; and (iv) give the Company a significant advantage in attracting and retaining key Employees, Directors, and Consultants. To accomplish such purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance-Based Awards (including performance-based Restricted Shares and Restricted Stock Units), Other Stock-Based Awards, Other Cash-Based Awards or any combination of the foregoing.
Section 2.   Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a)   “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee appointed by the Board to administer the Plan in accordance with Section 3 of the Plan.
(b)   “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.
(c)   “Automatic Exercise Date” means, with respect to a Stock Appreciation Right, the last business day of the applicable term of the Stock Appreciation Right pursuant to Section 8(i).
(d)   “Award” means any Option, Stock Appreciation Right, Restricted Share, Restricted Stock Unit, Performance-Based Award, Other Stock-Based Award, or Other Cash-Based Award granted under the Plan.
(e)   “Award Agreement” means any agreement, contract, or other instrument or document evidencing an Award. Evidence of an Award may be in written or electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Administrator, need not be signed by a representative of the Company or a Participant. Any Shares that become deliverable to the Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book-entry form in the name of the Participant.
(f)   “Bylaws” means the bylaws of the Company, as may be amended and/or restated from time to time.
(g)   “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.
(h)   “Board” means the Board of Directors of the Company.
(i)   “Cause” shall have the meaning assigned to such term in any Company or Affiliate employment, severance, or similar agreement or Award Agreement with the Participant or, if no such agreement exists or the agreement does not define “Cause,” Cause means (i) any conduct, action or behavior by a Participant, whether or not in connection with the Participant’s employment, including, without limitation, the commission of any felony or a lesser crime involving dishonesty, fraud, misappropriation, theft, wrongful taking of property, embezzlement, bribery, forgery, extortion or other crime of moral turpitude, that has or may reasonably be expected to have a material adverse effect on the reputation or business of the Company, its

Subsidiaries and Affiliates or which results in gain or personal enrichment of the Participant to the detriment of the Company, its Subsidiaries and Affiliates; (ii) a governmental authority has prohibited the Participant from working or being affiliated with the Company, its Subsidiaries and Affiliates or the business conducted thereby; (iii) the commission of any act by the Participant of gross negligence or malfeasance, or any willful violation of law, in each case, in connection with the Participant’s performance of his or her duties with the Company or a Subsidiary or Affiliate thereof; (iv) performance of the Participant’s duties in an unsatisfactory manner after a written warning and a ten (10) day opportunity to cure or failure to observe material policies generally applicable to employees after a written warning and a ten (10) day opportunity to cure; (v) breach of the Participant’s duty of loyalty to the Company Group; (vi) chronic absenteeism; (vii) substance abuse, illegal drug use, or habitual insobriety; or (viii) violation of obligations of confidentiality to any third party in the course of providing services to the Company, its Subsidiaries and Affiliates.
(j)   “Certificate of Incorporation” means the certificate of incorporation of the Company, as may be amended and/or restated from time to time.
(k)   “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) extraordinary dividend (whether in the form of cash, Common Stock or other property), stock split or reverse stock split, (iii) combination or exchange of shares, (iv) other change in corporate structure, or (v) payment of any other distribution, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 of the Plan is appropriate.
(l)   “Change in Control” shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred following the Effective Date:
(i)   any Person, other than the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below or any acquisition directly from the Company; or
(ii)   the following individuals cease for any reason to constitute a majority of the number of Directors then serving on the Board: individuals who, during any period of two (2) consecutive years, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2∕3) of the Directors then still in office who either were Directors at the beginning of the two (2) year period or whose appointment, election or nomination for election was previously so approved or recommended; or
(iii)   there is consummated a merger or consolidation of the Company or any Subsidiary thereof with any other corporation, other than a merger or consolidation (A) that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof) outstanding immediately after such merger or consolidation, and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or
(iv)   the consummation of a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned directly or indirectly by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.
For each Award that constitutes deferred compensation under Code Section 409A, a Change in Control (where applicable) shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also constitute a “change in control event” under Code Section 409A.
Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
(m)   “Change in Control Price” shall have the meaning set forth in Section 12 of the Plan.
(n)   “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. Any reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.
(o)   “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Common Stock is traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Company’s Certificate of Incorporation or Bylaws, or any charter establishing the Committee, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.
(p)   “Common Stock” means the common stock, par value $0.0001 per share, of the Company.
(q)   “Company” means Waitr Holdings, Inc., a Delaware corporation (or any successor corporation, except as the term “Company” is used in the definition of “Change in Control” above).
(r)   “Consultant” means any consultant or independent contractor of the Company or an Affiliate thereof, in each case, who is not an Employee, Executive Officer, or non-employee Director.
(s)   “Disability” shall have the meaning assigned to such term in any individual employment, severance or similar agreement or Award Agreement with the Participant or, if no such agreement exists or the agreement does not define “Disability,” Disability means, with respect to any Participant, that such Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees of the Company or an Affiliate thereof.
(t)   “Director” means any individual who is a member of the Board on or after the Effective Date.
(u)   “Effective Date” shall have the meaning set forth in Section 19 of the Plan.

(v)   “Eligible Recipient” means: (i) an Employee; (ii) a non-employee Director; or (iii) a Consultant, in each case, who has been selected as an eligible recipient under the Plan by the Administrator. Notwithstanding the foregoing, to the extent required to avoid the imposition of additional taxes under Code Section 409A, “Eligible Recipient” means: an (1) Employee; (2) a non-employee Director; or (3) a Consultant, in each case, of the Company or a Subsidiary thereof, who has been selected as an eligible recipient under the Plan by the Administrator.
(w)   “Employee” shall mean an employee of the Company or an Affiliate thereof, as described in Treasury Regulation Section 1.421-1(h), including an Executive Officer or Director who is also treated as an employee.
(x)   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(y)   “Executive Officer” means each Participant who is an executive officer (within the meaning of Rule 3b-7 under the Exchange Act) of the Company.
(z)   “Exercise Price” means, with respect to any Award under which the holder may purchase Shares, the price per share at which a holder of such Award granted hereunder may purchase Shares issuable upon exercise of such Award.
(aa)   “Fair Market Value” as of a particular date shall mean: (i) if the Common Stock is admitted to trading on a national securities exchange, the fair market value of a Share on any date shall be the closing sale price reported for such share on such exchange on such date or, if no sale was reported on such date, on the last day preceding such date on which a sale was reported; (ii) if the Shares are not then listed on a national securities exchange, the average of the highest reported bid and lowest reported asked prices for the Shares as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other quotation system for the last preceding date on which there was a sale of such stock ; or (iii) if the Shares are not then listed on a national securities exchange or traded in an over-the-counter market or the value of such Shares is not otherwise determinable, such value as determined by the Committee in good faith and in a manner not inconsistent with Code Section 409A.
(bb)   “Free Standing Rights” shall have the meaning set forth in Section 8(a) of the Plan.
(cc)   “Incentive Stock Option” means an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422.
(dd)   “Nonqualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.
(ee)   “Option” means an option to purchase Shares granted pursuant to Section 7 of the Plan.
(ff)   “Original Effective Date” shall have the meaning set forth in Section 19 of the Plan.
(gg)   “Other Cash-Based Award” means a cash Award granted to a Participant under Section 11 of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.
(hh)   “Other Stock-Based Award” means a right or other interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock, including, but not limited to, unrestricted Shares or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.
(ii)   “Outstanding Shares” means the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock.
(jj)   “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 of the Plan, to receive grants of Options, Stock

Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Stock-Based Awards, Other Cash-Based Awards or any combination of the foregoing, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be, solely with respect to any Awards outstanding at the date of the Eligible Recipient’s death.
(kk)   “Performance-Based Award” means any Award granted under the Plan that is subject to one or more performance goals. Any dividends or dividend equivalents payable or credited to a Participant with respect to any unvested Performance-Based Award shall be subject to the same performance goals as the Shares or units underlying the Performance-Based Award.
(ll)   “Performance Goals” means performance goals based on one or more of the following criteria: (i) earnings before interest and taxes; (ii) earnings before interest, taxes, depreciation and amortization; (iii) net operating profit after tax; (iv) cash flow; (v) revenue; (vi) net revenues; (vii) sales; (viii) days sales outstanding; (ix) scrap rates; (x) income; (xi) net income; (xii) operating income; (xiii) net operating income; (xiv) operating margin; (xv) earnings; (xvi) earnings per share; (xvii) return on equity; (xviii) return on investment; (xix) return on capital; (xx) return on assets; (xxi) return on net assets; (xxii) total shareholder return; (xxiii) economic profit; (xxiv) market share; (xxv) appreciation in the fair market value, book value or other measure of value of the Company’s Common Stock; (xxvi) expense or cost control; (xxvii) working capital; (xxviii) volume or production; (xxix) new products; (xxx) customer satisfaction; (xxxi) brand development; (xxxii) employee retention or employee turnover; (xxxiii) employee satisfaction or engagement; (xxxiv) environmental, health or other safety goals; (xxxv) individual performance; (xxxvi) strategic objective milestones; (xxxvii) days inventory outstanding; and (xxxviii) any combination of, or as applicable, a specified increase or decrease in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or an Affiliate thereof, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur).
(mm)   “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(nn)   “Related Rights” shall have the meaning set forth in Section 8(a) of the Plan.
(oo)   “Restricted Shares” means an Award of Shares granted pursuant to Section 9 of the Plan subject to certain restrictions that lapse at the end of a specified period or periods.
(pp)   “Restricted Stock Unit” means a notional account established pursuant to an Award granted to a Participant, as described in Section 10 of the Plan, that is (i) valued solely by reference to Shares, (ii) subject to restrictions specified in the Award Agreement, and (iii) payable in cash or in Shares (as specified in the Award Agreement). The Restricted Stock Units awarded to the Participant will vest according to the time-based criteria or performance goals criteria specified in the Award Agreement.
(qq)   “Restricted Period” means the period of time determined by the Administrator during which an Award or a portion thereof is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.
(rr)   “Retirement” means a termination of a Participant’s employment, other than for Cause and other than by reason of death or Disability, on or after the attainment of age 65.
(ss)   “Rule 16b-3” shall have the meaning set forth in Section 3(a) of the Plan.

(tt)   “Shares” means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.
(uu)   “Stock Appreciation Right” means the right pursuant to an Award granted under Section 8 of the Plan to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.
(vv)   “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than fifty percent (50%) of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. Notwithstanding the foregoing, in the case of an Incentive Stock Option or any determination relating to an Incentive Stock Option, “Subsidiary” means a corporation that is a subsidiary of the Company within the meaning of Code Section 424(f).
(ww)   “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation, or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.
Section 3.   Administration.
(a)   The Plan shall be administered by the Administrator and shall be administered in accordance with, to the extent applicable, Rule 16b-3 under the Exchange Act (“Rule 16b-3”).
(b)   Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:
(i)   to select those Eligible Recipients who shall be Participants;
(ii)   to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Stock-Based Awards, Other Cash-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;
(iii)   to determine the number of Shares to be covered by each Award granted hereunder;
(iv)   to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder, including, but not limited to, (A) the restrictions applicable to Restricted Shares and Restricted Stock Units and the conditions under which restrictions applicable to such Restricted Shares and Restricted Stock Units shall lapse, (B) the Performance Goals and periods applicable to Awards, if any, (C) the Exercise Price of each Award, (D) the vesting schedule applicable to each Award, (E) the number of Shares subject to each Award and (F) subject to the requirements of Code Section 409A (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards;
(v)   to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units or Other Stock-Based Awards, Other Cash-Based Awards or any combination of the foregoing granted hereunder;
(vi)   to determine the Fair Market Value;
(vii)   to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan;

(viii)   to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;
(ix)   to reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan, any Award Agreement or other instrument or agreement relating to the Plan or an Award granted under the Plan; and
(x)   to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.
(c)   The Administrator shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Administrator to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of state law and such other limitations as the Administrator shall determine. In no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any Eligible Recipient who is subject to Rule 16b-3 under the Exchange Act or Section 162(m) of the Code. The Administrator shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. If the Administrator’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Administrator shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Administrator’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Administrator and shall be deemed for all purposes of the Plan to have been taken by the Administrator.
(d)   All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, or any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.
Section 4.   Shares Reserved for Issuance Under the Plan.
(a)   Subject to Section 5 of the Plan, the number of Shares that are reserved and available for issuance pursuant to Awards granted under the Plan is 53,855,146 shares of Common Stock. The maximum number of Shares that may be issued pursuant to Options intended to be Incentive Stock Options is 53,855,146 shares of Common Stock.
(b)   The aggregate number of Shares reserved for Awards under the Plan will automatically increase on January 1st of each year, for a period of not more than eight (8) years, commencing on January 1st of the year following the year in which the Effective Date occurs and ending on (and including) January 1, 2030, in an amount equal to five percent (5%) of the total number of Outstanding Shares on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Administrator may act prior to January 1st of a given year to provide that there will be no January 1st increase for such year or that the increase for such year will be a lesser number of Shares than provided herein.
(c)   Notwithstanding the foregoing, the maximum number of Shares subject to Awards granted during any fiscal year to any non-employee Director, when taken together with any cash fees paid to such non-employee Director during the fiscal year in respect of his or her service as a Director, shall not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date Fair Market Value of such Awards for financial reporting purposes).
(d)   Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Any Shares subject to an Award under the Plan that, after the Original Effective Date, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a Participant will thereafter be deemed to be available for Awards. In applying the immediately preceding sentence, if (i) Shares otherwise issuable or issued in respect of, or as part of, any Award are withheld to cover taxes, such Shares shall be treated as having been issued under the Plan and shall not again be available for issuance under the Plan, (ii) Shares otherwise issuable or issued in respect of, or as part of, any Award of Options or Stock Appreciation Rights are withheld to cover the Exercise Price, such Shares shall be treated as having been issued under the Plan and shall not be available for issuance under the Plan, and (iii) any Stock-settled Stock Appreciation Rights are exercised, the aggregate number of Shares subject to such Stock Appreciation Rights shall be deemed issued under the Plan and shall not be available for issuance under the Plan.
(e)   Substitute Awards shall not reduce the Shares authorized for grant under the Plan. In the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.
Section 5.   Equitable Adjustments.
In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of Shares reserved for issuance under the Plan and the maximum number of Shares that may be subject to Awards granted to any Participant in any calendar or fiscal year, (ii) the kind, number and Exercise Price subject to outstanding Options and Stock Appreciation Rights granted under the Plan, provided, however, that any such substitution or adjustment with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A, and (iii) the kind, number and purchase price of Shares subject to outstanding Restricted Shares or Other Stock-Based Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion; provided, however, that any fractional Shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any. Notwithstanding anything contained in the Plan to the contrary, any adjustment with respect to an Incentive Stock Option due to an adjustment or substitution described in this Section 5 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be disqualified as an incentive stock option for purposes of Code Section 422. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.
Section 6.   Eligibility.
The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients.
Section 7.   Options.
(a)   General.   The Committee may, in its sole discretion, grant Options to Participants. Solely with respect to Participants who are Employees, the Committee may grant Incentive Stock Options, Nonqualified Stock Options or a combination of both. With respect to all other Participants, the Committee may grant only Nonqualified Stock Options. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall specify whether the Option is an Incentive Stock Option or a Nonqualified Stock Option and shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. The prospective recipient of an Option shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(b)   Limits on Incentive Stock Options.   If the Administrator grants Incentive Stock Options, then to the extent that the aggregate fair market value of Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options will be treated as Nonqualified Stock Options to the extent required by Code Section 422.
(c)   Exercise Price.   The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant; provided, however, that (i) in no event shall the Exercise Price of an Option be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant, and (ii) no Incentive Stock Option granted to a ten percent (10%) stockholder of the Company’s Common Stock (within the meaning of Code Section 422(b)(6)) shall have an exercise price per share less than one-hundred ten percent (110%) of the Fair Market Value of a Share on such date.
(d)   Option Term.   The maximum term of each Option shall be fixed by the Administrator, but in no event shall (i) an Option be exercisable more than ten (10) years after the date such Option is granted, and (ii) an Incentive Stock Option granted to a ten percent (10%) stockholder of the Company’s Common Stock (within the meaning of Code Section 422(b)(6)) be exercisable more than five (5) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate. Notwithstanding any contrary provision herein, if, on the date an outstanding Option would expire, the exercise of the Option, including by a “net exercise” or “cashless” exercise, would violate applicable securities laws or any insider trading policy maintained by the Company from time to time, the expiration date applicable to the Option will be extended, except to the extent such extension would violate Section 409A, to a date that is thirty (30) calendar days after the date the exercise of the Option would no longer violate applicable securities laws or any such insider trading policy.
(e)   Exercisability.   Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.
(f)   Method of Exercise.   Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing. In determining which methods a Participant may utilize to pay the Exercise Price, the Administrator may consider such factors as it determines are appropriate; provided, however, that with respect to Incentive Stock Options, all such discretionary determinations shall be made by the Administrator at the time of grant and specified in the Award Agreement.
(g)   Rights as Stockholder.   A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 15 of the Plan and the Shares have been issued to the Participant.
(h)   Termination of Employment or Service.
(i)   Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate for any reason other than Cause, Retirement, Disability, or death, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The ninety (90) day period described in this Section 7(h)(i) shall be extended to one (1) year after the date of such termination in the event of the Participant’s death during such ninety (90) day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
(ii)   Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate on account of Retirement, Disability or the death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
(iii)   In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.
(iv)   For purposes of this Section 7(h), Options that are not exercisable solely due to a blackout period shall be considered exercisable.
(i)   Other Change in Employment Status.   An Option may be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status or service of a Participant, as evidenced in a Participant’s Award Agreement.
(j)   Change in Control.   Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Options shall be subject to Section 12 of the Plan.
Section 8. Stock Appreciation Rights.
(a)   General.   Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, the price per Share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates and any Stock Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of Common Stock on the date of grant. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.
(b)   Awards; Rights as Stockholder.   The prospective recipient of a Stock Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Participants who are granted Stock Appreciation Rights shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.
(c)   Exercisability.
(i)   Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.
(ii)   Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8 of the Plan.
(d)   Payment Upon Exercise.
(i)   Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.
(ii)   A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.
(iii)   Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).
(e)   Rights as Stockholder.   A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to a Stock Appreciation Right Option until the Participant has given written notice of the exercise thereof, has satisfied the requirements of Section 15 of the Plan and the Shares have been issued to the Participant.
(f)   Termination of Employment or Service.
(i)   In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.
(ii)   In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

(g)   Term.
(i)   The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.
(ii)   The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.
(h)   Change in Control.   Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Stock Appreciation Rights shall be subject to Section 12 of the Plan.
(i)   Automatic Exercise.   Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable Stock Appreciation Right outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. The Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 15. Unless otherwise determined by the Administrator, this Section 8(i) shall not apply to a Stock Appreciation Right if the Participant’s employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no Stock Appreciation Right with an Exercise Price per Share that is equal to or greater the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 8(i).
Section 9.   Restricted Shares.
(a)   General.   Restricted Shares may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Shares shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares; the Restricted Period, if any, applicable to Restricted Shares; the Performance Goals (if any) applicable to Restricted Shares; and all other conditions of the Restricted Shares. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares in accordance with the terms of the grant. The provisions of the Restricted Shares need not be the same with respect to each Participant.
(b)   Awards and Certificates.   The prospective recipient of Restricted Shares shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided in Section 9(c) of the Plan, (i) each Participant who is granted an award of Restricted Shares may, in the Company’s sole discretion, be issued a stock certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award.
The Company may require that the stock certificates, if any, evidencing Restricted Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Shares, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.
Notwithstanding anything in the Plan to the contrary, any Restricted Shares (whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form.
(c)   Restrictions and Conditions.   The Restricted Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or thereafter:
(i)   The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.
(ii)   Except as provided in Section 16 of the Plan or in the Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Shares during the Restricted Period. In the Administrator’s discretion and as provided in the applicable Award Agreement, a Participant may be entitled to dividends or dividend equivalents on an Award of Restricted Shares, which will be payable in accordance with the terms of such grant as determined by the Administrator. Certificates for Shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares, except as the Administrator, in its sole discretion, shall otherwise determine.
(iii)   The rights of Participants granted Restricted Shares upon termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.
(d)   Change in Control.   Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Shares shall be subject to Section 12 of the Plan.
Section 10.   Restricted Stock Units.
(a)   General.   Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Stock Units shall be made; the number of Restricted Stock Units to be awarded; the Restricted Period, if any, applicable to Restricted Stock Units; the Performance Goals (if any) applicable to Restricted Stock Units; and all other conditions of the Restricted Stock Units. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock Units in accordance with the terms of the grant. The provisions of Restricted Stock Units need not be the same with respect to each Participant.
(b)   Award Agreement.   The prospective recipient of Restricted Stock Units shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(c)   Restrictions and Conditions.   The Restricted Stock Units granted pursuant to this Section 10 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Code Section 409A, thereafter:
(i)   The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.
(ii)   Participants holding Restricted Stock Units shall have no voting rights. A Restricted Stock Unit may, at the Administrator’s discretion, carry with it a right to dividend equivalents. Such right would entitle the holder to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. The Administrator, in its discretion, may grant dividend equivalents from the date of grant or only after a Restricted Stock Unit is vested.
(iii)   The rights of Participants granted Restricted Stock Units upon termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

(d)   Settlement of Restricted Stock Units.   Settlement of vested Restricted Stock Units shall be made to Participants in the form of Shares, unless the Administrator, in its sole discretion, provides for the payment of the Restricted Stock Units in cash (or partly in cash and partly in Shares) equal to the Fair Market Value of the Shares that would otherwise be distributed to the Participant.
(e)   Rights as Stockholder.   Except as provided in the Award Agreement in accordance with Section 10(c)(ii), a Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to Restricted Stock Units until the Participant has satisfied all conditions of the Award Agreement and the requirements of Section 15 of the Plan and the Shares have been issued to the Participant.
(f)   Change in Control.   Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Stock Units shall be subject to Section 12 of the Plan.
Section 11.   Other Stock-Based or Cash-Based Awards.
(a)   The Administrator is authorized to grant Awards to Participants in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. Common Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.
(b)   The prospective recipient of an Other Stock-Based Award or Other Cash-Based Award shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(c)   Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Other Stock-Based Awards and Other Cash-Based Awards shall be subject to Section 12 of the Plan.
Section 12.   Change in Control.
The Administrator may provide in the applicable Award Agreement that an Award will vest on an accelerated basis upon the Participant’s termination of employment or service in connection with a Change in Control or upon the occurrence of any other event that the Administrator may set forth in the Award Agreement. If the Company is a party to an agreement that is reasonably likely to result in a Change in Control, such agreement may provide for: (i) the continuation of any Award by the Company, if the Company is the surviving corporation; (ii) the assumption of any Award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any Award, provided, however, that any such substitution with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A; or (iv) settlement of any Award for the Change in Control Price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the Change in Control Price or if the Administrator determines that Award cannot reasonably become vested pursuant to its terms, such Award shall terminate and be canceled without consideration. To the extent that Restricted Shares, Restricted Stock Units or other Awards settle in Shares in accordance with their terms upon a Change in Control, such Shares shall be entitled to receive as a result of the Change in Control transaction the same consideration as the Shares held by stockholders of the Company as a result of the Change in Control transaction. For purposes of this Section 12, “Change in Control Price” shall mean (A) the price per share of Common Stock paid to stockholders of the Company in the Change in Control transaction, or (B) the Fair Market Value of a Share upon a Change in Control, as determined by the Administrator. To the extent that the consideration paid in any such Change in Control transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in good faith by the Administrator.
Section 13. Amendment and Termination.
(a)   The Board or the Committee may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent.
(b)   Notwithstanding the foregoing, approval of the Company’s stockholders shall be obtained to increase the aggregate Share limit and annual Award limits described in Section 4.
(c)   Subject to the terms and conditions of the Plan, the Administrator may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised).
(d)   Notwithstanding the foregoing, no alteration, modification or termination of an Award will, without the prior written consent of the Participant, adversely alter or impair any rights or obligations under any Award already granted under the Plan.
Section 14.   Unfunded Status of Plan.
The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made or Shares not yet transferred to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.
Section 15.   Withholding Taxes.
Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for federal, state and/or local income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind, domestic or foreign, required by law or regulation to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local taxes, domestic or foreign, to be withheld and applied to the tax obligations. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted shares of Common Stock, in each case, having a value equal to the amount required to be withheld or such other greater amount up to the maximum statutory rate under applicable law, as applicable to such Participant, if such other greater amount would not result in adverse financial accounting treatment, as determined by the Administrator (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09). Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option or other Award.
Section 16.   Non-United States Employees.
Without amending the Plan, the Administrator may grant Awards to eligible persons residing in non-United States jurisdictions on such terms and conditions different from those specified in the Plan, including the terms of any award agreement or plan, adopted by the Company or any Subsidiary thereof to comply with, or take advantage of favorable tax or other treatment available under, the laws of any non-United States jurisdiction, as may in the judgment of the Administrator be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Administrator may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.
Section 17.   Transfer of Awards.
No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative.
Section 18.   Continued Employment.
The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or an Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or an Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.
Section 19. Effective Date.
The Plan was originally approved by the Company’s stockholders, and became effective, on November 16, 2018 (the “Original Effective Date”). The Plan, as amended and restated hereby, will be effective as of the date (the “Effective Date”) on which the Plan is approved by the Company’s stockholders at the Company’s 2022 Annual Meeting of Stockholders. The Plan will be unlimited in duration and, in the event of Plan termination, will remain in effect as long as any Shares awarded under it are outstanding and not fully vested; provided, however, that no Awards will be made under the Plan on or after the tenth anniversary of the Effective Date.
Section 20.   Code Section 409A.
The intent of the parties is that payments and benefits under the Plan comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided upon a “separation from service” to a Participant who is a “specified employee” shall be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Code Section 409A, shall be construed as a separate identified payment for purposes of Code Section 409A. Nothing contained in the Plan or an Award Agreement shall be construed as a guarantee of any particular tax effect with respect to an Award. The Company does not guarantee that any Awards provided under the Plan will satisfy the provisions of Code Section 409A, and in no event will the Company be liable for any or all portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of any non-compliance with Code Section 409A.
Section 21.   Delays.
Notwithstanding to the contrary in the Plan or an Award Agreement, the Company shall have the right to suspend or delay any time period prescribed in the Plan or an Award Agreement for any action if the Administrator shall determine that the action may constitute a violation of any law or result in any liability under any law to the Company, an Affiliate or a stockholder in the Company until such time as the action required or permitted will not constitute a violation of law or result in liability to the Company, an Affiliate or a stockholder of the Company.
Section 22.   Compensation Recovery Policy.
The Plan and all Awards issued hereunder shall be subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices, as such policies may be amended from time to time.
Section 23.   Governing Law.
The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.
Section 24.   Plan Document Controls.
The Plan and each Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof; provided that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.WAITR HOLDINGS INC.Annual Meeting of StockholdersJune 23, 2022 at 10:00 AM EDTTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OFWAITR HOLDINGS INC.The Stockholder(s) hereby appoint(s) Carl A. Grimstad and Thomas C. Pritchard, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of Waitr Holdings Inc., that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM EDT on June 23, 2022 and any adjournment or postponement thereof. The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register athttps://www.viewproxy.com/waitrapp/2022 by 11:59 PM EDT on June 22, 2022. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and entering the password you received in your registration confirmation email. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDEImportant Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice of Meeting and Proxy Statement and Annual Report are available athttp://www.viewproxy.com/waitrapp/2022

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.PROXY VOTING INSTRUCTIONSPlease have your 11-digit Virtual Control Number ready when voting by Internet or telephone2. To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of Company common stock at a ratio between one-for-four (1:4) and one-for-fifteen (1:15), without reducing the authorized number of shares of Company common stock, if and when determined by the Company’s Board of Directors in its sole discretion;o FOR o AGAINST o ABSTAIN3. To approve an amendment and restatement of the Waitr Holdings Inc. Amended and Restated 2018 Omnibus Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder;o FOR o AGAINST o ABSTAIN4. To approve, by advisory vote, the compensation of our named executive officers (“say-on-pay”);o FOR o AGAINST o ABSTAIN5. To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;o FOR o AGAINST o ABSTAIN6. To adjourn the annual meeting to a later date or dates, if we determine that additional time is necessary to solicit additional proxies for any proposal.o FOR o AGAINST o ABSTAINVIRTUAL CONTROL NUMBERINTERNETVote Your Shares on the Internet: Go tohttp://www.FCRvote.com/WTRHHave your proxy card available when you access the above website. Follow the prompts to vote your shares.TELEPHONEVote Your Shares by Phone:Call 1 (866) 402-3905Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.MAILVote Your Proxy by Mail:Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.Please mark your votes like this x1. To elect as Class I directors, to serve until the 2025 Annual Meeting of StockholdersNominees:01 Steven L. Scheinthal02 Charles HolzerInstructions: To withhold authority to vote for any individual nominee, mark “For All Except” above and writethe number(s) of the nominee(s) on the line below._________________________________________________________________________________VIRTUAL CONTROL NUMBERThe Board of Directors recommends you vote FOR each of the following nominees for director:________________________________________________________________Signature of Stockholder: Date________________________________________________________________Signature of Stockholder: DateNOTE: This proxy should be marked, dated and signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person.The Board of Directors recommends you vote FOR Proposals 2, 3, 4, 5 and 6.FOR ALL EXCEPT(SEE INSTRUCTIONS BELOW)oFOR ALL NOMINEESoWITHHOLD AUTHORITYFOR ALL NOMINEESoo Change of Address — Please print new address below__________________________________________________________________________________________________________________As a stockholder of Waitr Holdings Inc. you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 PM ET on June 22, 2022.As a Registered Holder, you may vote your shares at the Annual Meeting by first registering at http://www.viewproxy.com/waitrapp/2022 using your Virtual Control Number below. Your registration must be received by 11:59 PM EDT on June 22, 2022. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and entering the password you received in your registration confirmation email. Please have your Virtual Control Number with you during the meeting in order to vote. Further instructions on how to attend and vote at the Annual Meeting are contained in the Proxy Statement.